UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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DYNAVAX TECHNOLOGIES CORPORATION

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DYNAVAX TECHNOLOGIES CORPORATION

2929 Seventh Street, Suite 100

Berkeley, California 94710

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

May 31, 2016

Dear Stockholder:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders of Dynavax Technologies Corporation, a Delaware corporation, or the Company. The meeting will be held on May 31, 2016, at 9:00 a.m. Pacific Time, at the Company’s executive offices at 2929 Seventh Street, Suite 100, Berkeley, California 94710 for the following purposes:

1.	To elect our nominees for Class I directors to hold office until the 2019 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

2.	To amend and restate the Dynavax Technologies Corporation 2011 Equity Incentive Plan to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the plan by 3,200,000, and to approve the award limits and other terms applicable to awards intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code.

3.	To amend and restate the Dynavax Technologies Corporation 2014 Employee Stock Purchase Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 200,000.

4.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement accompanying this Notice.

5.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016.

6.	To conduct any other business properly brought before the meeting or any adjournment(s) thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the 2016 Annual Meeting is April 6, 2016. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held at 9:00 a.m., Pacific Time, on May 31, 2016 at 2929 Seventh Street, Suite 100, Berkeley, California 94710.

The proxy statement and annual report to stockholders

are available at http://investors.dynavax.com/annuals-proxies.cfm.

The Board of Directors recommends that you vote FOR the proposals identified above.

By Order of the Board of Directors

/s/ Michael S. Ostrach
Michael S. Ostrach
Secretary

Berkeley, California

April 22, 2016

Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

DYNAVAX TECHNOLOGIES CORPORATION

2929 Seventh Street, Suite 100

Berkeley, California 94710

PROXY STATEMENT

FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

May 31, 2016

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors, or Board, of Dynavax Technologies Corporation, or the Company or Dynavax, or we or us, is soliciting your proxy to vote at the 2016 Annual Meeting of Stockholders, or Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to mail this proxy statement and accompanying proxy card on or about April 26, 2016, to all stockholders of record entitled to vote at the Annual Meeting.

How do I attend the Annual Meeting?

The Annual Meeting will be held on May 31, 2016 at 9:00 a.m. Pacific Time, at our executive offices at 2929 Seventh Street, Suite 100, Berkeley, California 94710. Directions to the Annual Meeting may be found at http://www.dynavax.com/contact. Information on how to vote in person at the Annual Meeting is discussed below. For admission to the Annual Meeting, stockholders may be asked to present proof of identification and a statement from their bank, broker or other nominee reflecting their beneficial ownership of our common stock as of April 6, 2016, as well as a proxy from the record holder to the stockholder.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 6, 2016, will be entitled to vote at the Annual Meeting. On this record date, there were 38,495,502 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 6, 2016, your shares were registered directly in your name with our transfer agent, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 6, 2016, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

We are asking you to vote on five (5) proposals:

1.	To elect our nominees for Class I directors to hold office until the 2019 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

2.	To amend and restate the Dynavax Technologies Corporation 2011 Equity Incentive Plan (the “2011 Plan”) to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the 2011 Plan by 3,200,000, and to approve the award limits and other terms applicable to awards intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code.

3.	To amend and restate the Dynavax Technologies Corporation 2014 Employee Stock Purchase Plan (the “2014 ESPP”) to increase the aggregate number of shares of common stock authorized for issuance under the 2014 ESPP by 200,000.

4.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement.

5.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016.

6.	To conduct any other business properly brought before the meeting or any adjournment(s) thereof.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with her or his best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive. Directions to the Annual Meeting may be found at http://www.dynavax.com/contact.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote using the telephone, simply follow the instructions on the enclosed proxy card. Voting by telephone has the same effect as voting by mail. You may vote by telephone until 11:59 p.m., Eastern Time, May 30, 2016.

•	To vote using the internet, simply follow the instructions on the enclosed proxy card. You may vote by using the internet until 11:59 p.m., Eastern Time, May 30, 2016.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Dynavax. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 6, 2016.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange, or NYSE, deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1, 2, 3 or 4 without your instructions, but may vote your shares on Proposal 5.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted:

1.	Proposal 1: “For” election of our nominees for Class I directors.

2.	Proposal 2: “For” the approval of an amendment and restatement of the 2011 Plan to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the 2011 Plan by 3,200,000, and the approval of the award limits and other terms applicable to awards intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code;

3.	Proposal 3: “For” the approval of an amendment and restatement of the 2014 ESPP to increase the aggregate number of shares of common stock authorized for issuance under the 2014 ESPP by 200,000;

4.	Proposal 4: “For” the advisory approval of executive compensation; and

5.	Proposal 5: “For” ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016.

If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to mailing these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to Dynavax Technologies Corporation, Attention: Corporate Secretary, 2929 Seventh Street, Suite 100, Berkeley, California 94710.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your proxy card with the most recent date is the one that will be counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 27, 2016, to Dynavax Technologies Corporation, Attention: Corporate Secretary, 2929 Seventh Street, Suite 100, Berkeley, California 94710. However, if our 2017 Annual Meeting of Stockholders is not held between May 1, 2017, and June 30, 2017, then the deadline will be a reasonable time before we begin to print and send our proxy materials. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so no later than April 1, 2017, and no earlier than March 2, 2017. However, if our 2017 Annual Meeting of Stockholders is not held between May 1, 2017, and June 30, 2017, then you must submit your proposal not less than 60 days nor more than 90 days prior to the time we send our proxy materials.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, with respect to the proposal to elect directors, votes “For” and “Withhold”; and, with respect to other proposals, votes “For” and “Against,” abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes will not be counted towards the vote total for any proposal.

How many votes are needed to approve each proposal?

•

Proposal 1, to elect our nominees for Class I directors, the three nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withhold” will affect the outcome. If a nominee receives a greater number of “Withhold” votes than “For” votes, such nominee will submit his or her offer of resignation for consideration by our Nominating and Corporate Governance Committee in accordance with our Majority Vote Policy discussed in more detail on page 68 of this proxy statement.

•

Proposal 2, to amend and restate the 2011 Plan to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the plan by 3,200,000, and to approve the award limits and other terms applicable to awards intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code, must receive “For” votes from the holders of a majority of shares present and cast either in person or by proxy at the meeting. If you return your proxy and select “Abstain,” it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•

Proposal 3, to amend and restate the 2014 ESPP to increase the aggregate number of shares of common stock authorized for issuance under the plan by 200,000, must receive “For” votes from the holders of a majority of shares present and cast either in person or by proxy at the meeting. If you return your proxy and select “Abstain,” it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•

Proposal 4, advisory approval of the compensation of the Company’s named executive officers, will be considered to be approved if it receives “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•

Proposal 5, to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2016, must receive “For” votes from the holders of a majority of shares present in person or by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. As Proposal 5 is considered a “routine” matter, we do not expect to receive any broker non-votes.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were 38,495,502 shares outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K within four business days following the voting. If we are unable to obtain final results in that time, we will announce the preliminary results and subsequently file a second current report on Form 8-K with the final results.

What proxy materials are available on the internet?

The 2016 proxy statement and 2015 Annual Report on Form 10-K are available at http://investors.dynavax.com/annuals-proxies.cfm.

Householding of Proxy Materials

The Securities and Exchange Commission, or SEC, has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. A number of brokers with account holders who are Dynavax stockholders will be “householding” our proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker and we will promptly deliver to you a separate set of our Annual Meeting materials. Direct your written request to Dynavax Technologies Corporation, Attention: Corporate Secretary, 2929 Seventh Street, Suite 100, Berkeley, California 94710, (510) 848-5100. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board is divided into three classes, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified.

Our Board presently has nine members. There are three directors in the class whose term of office expires in 2016: Dennis A. Carson, M.D., Eddie Gray and Laura Brege, each of whom is a nominee for director and currently a director of the Company. Dr. Carson was previously elected by the stockholders in 2013. Our Board elected Mr. Gray to the Board in May 2013 when he joined the Company as Chief Executive Officer upon recommendation of our Nominating and Corporate Governance Committee, based on its review of his experience and qualifications. Our Board elected Ms. Brege to the Board in February 2015 upon recommendation of our Nominating and Corporate Governance Committee, based on its review of her experience and qualifications. If each nominee is elected at the Annual Meeting, each of these nominees will serve until the 2019 Annual Meeting and until his or her successor is elected and has qualified, or, if sooner, until the director’s death, resignation or removal. There were two directors in attendance at our 2015 Annual Meeting.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. Although the election of directors at the Annual Meeting is uncontested and directors are elected by a plurality of votes cast, and we therefore anticipate that each of the named nominees for director will be elected at the Annual Meeting, under our Corporate Governance Guidelines, any nominee for director is required to submit an offer of resignation for consideration by the Nominating and Corporate Governance Committee if such nominee for director (in an uncontested election) receives a greater number of “Withhold” votes than “For” votes. In such case, the Nominating and Corporate Governance Committee will then consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation. For more information on this policy see the section entitled “Corporate Governance.” If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board. Each person nominated for election has agreed to serve if elected. Our Board has no reason to believe that any nominee will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Set forth below is certain biographical information as of April 6, 2016, for the nominees and each person whose term as a director will continue after the Annual Meeting.

Name	Age	Position
Arnold L. Oronsky, Ph.D.	75	Chairperson of the Board
Francis R. Cano, Ph.D.	71	Director
Dennis A. Carson, M.D.	69	Director
Laura Brege	58	Director
Eddie Gray	57	Chief Executive Officer (“CEO”) and Director
Daniel L. Kisner, M.D.	69	Director
Peggy V. Phillips	62	Director
Stanley A. Plotkin, M.D.	83	Director
Natale Ricciardi	67	Director

CLASS I DIRECTORS NOMINEES

Dennis A. Carson, M.D.

Dr. Carson has been a member of our Board since December 1997. Dr. Carson is a noted researcher in the fields of autoimmune and immunodeficiency diseases and is co-discoverer with Dr. Eyal Raz of the immunostimulatory sequences (ISS) that form the basis of our technology. He has played key roles in the founding of Vical, Inc., a gene therapy company, IDEC Pharmaceuticals, a biopharmaceutical company, and Triangle Pharmaceuticals, a pharmaceutical company. Dr. Carson is former director of the Rebecca and John Moores Cancer Center at the University of California, San Diego and has been a professor in the Department of Medicine at the University of California, San Diego since 1990. The Board believes that Dr. Carson’s significant experience in research and development provides important insights for the strategy of the Company, particularly with regard to scientific opportunities for development by the Company, and qualifies Dr. Carson to be nominated as a director. He is a member of the National Academy of Sciences, the American Academy of Arts and Sciences, and the Institute of Medicine, as well as the American Association for Cancer Research, the American Society for Clinical Investigation, the American Society of Hematology and the Association of American Physicians. He received his M.D. from Columbia University and his B.A. from Haverford College. Dr. Carson completed his residency in internal medicine and a postdoctoral fellowship at the University of California, San Diego.

Eddie Gray – CEO and Director

Mr. Gray joined Dynavax as Chief Executive Officer and was appointed to our Board in May 2013. Most recently, Mr. Gray served as the President of Pharmaceuticals Europe and a member of the corporate executive team at GlaxoSmithKline plc (GSK) from 2008 until 2013 and as Senior Vice President and General Manager of Pharmaceuticals UK from 2001 through 2007. Prior to the formation of GSK, Mr. Gray was with SmithKline Beecham from 1988 through 2000 serving in various positions of increasing responsibility, including Vice President and Director of Anti-Infectives Marketing in the U.S., Vice President and Director of the Vaccines Business Unit in the U.S., and Vice President and General Manager of Pharmaceuticals in Canada. Our Board believes that Mr. Gray’s more than 30 years of pharmaceutical industry experience, including, most recently, as the President of Pharmaceuticals Europe at GSK, a leading pharmaceutical company, and other senior management roles at GSK and its predecessor, where he was responsible for the launch, commercialization and strategic development of vaccines and other products, enables him to provide commercial and strategic leadership to the Company and qualifies Mr. Gray to be nominated as a director. Mr. Gray received a Bachelor of Science degree in Chemistry and Management Studies from the University of London and an MBA from the Cranfield School of Management in the UK.

Laura Brege

Ms. Brege has been a member of our Board since February 2015. Since September 2015, she has served as managing director of Cervantes Life Science Partners, LLC, a consulting firm providing integrated business solutions to life sciences companies. She has over 20 years of executive management experience in the pharmaceutical, biotechnology and venture capital industries. From September 2012 to July 2015, Ms. Brege was President and Chief Executive Officer of Nodality Inc., a life sciences company focused on innovative personalized medicine. Prior to joining Nodality in 2012, Ms. Brege held several senior-level positions at Onyx Pharmaceuticals, Inc., a biopharmaceutical and biotherapeutics company, from 2006 until 2012, including positions as Executive Vice President and Chief Operating Officer. While at Onyx she led multiple functions, including commercialization, strategic planning, corporate development, and medical, scientific and government affairs. Prior to Onyx, Ms. Brege was a General Partner at Red Rock Capital Management, a venture capital firm specializing in early stage financing for technology companies. Previously Ms. Brege was Senior Vice President and Chief Financial Officer at COR Therapeutics, where she helped build the company from an early stage R&D company through commercial launch of a successful cardiovascular product. Earlier in her career, she served as Chief Financial Officer at Flextronics, Inc. and Treasurer of The Cooper Companies. She serves on the board of directors of the following public pharmaceutical companies: Acadia Pharmaceuticals, Inc., Aratana Therapeutics, Inc., Pacira Pharmaceuticals, Inc.

and Portola Pharmaceuticals. During the past five years, Ms. Brege also served on the boards of directors of Angiotech Pharmaceuticals, Inc., a biotechnology company, and Delcath Systems, Inc., a pharmaceutical company. Our Board believes that Ms. Brege’s background in finance and management of biotechnology companies provides important strategic insights for the Board in setting strategy and reviewing the operations of the Company, as well as qualifies Ms. Brege to be nominated as a director. Ms. Brege earned her undergraduate degrees from Ohio University (Honors Tutorial College) and her MBA degree from the University of Chicago.

CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL THE 2017 ANNUAL MEETING

Daniel L. Kisner, M.D.

Dr. Kisner has been a member of our Board since July 2010. From 2003 to 2010, Dr. Kisner served as a partner at Aberdare Ventures and prior to that as President and CEO of Caliper Technologies, leading its evolution from a start-up focused on microfluidic lab-on-chip technology to a publicly traded, commercial organization. Prior to Caliper, he was the President and Chief Operating Officer of Isis Pharmaceuticals, Inc., a biomedical pharmaceutical company. Previously, Dr. Kisner was Division Vice President of Pharmaceutical Development for Abbott Laboratories and Vice President of Clinical Research and Development at SmithKline Beecham Pharmaceuticals. In addition, he held a tenured position in the Division of Oncology at the University of Texas, San Antonio School of Medicine and is certified by the American Board of Internal Medicine in Internal Medicine and Medical Oncology. Additionally, he is currently serving on the boards of Conatus Pharmaceuticals, Inc., a biotechnology company, Lpath, Inc., a biotechnology company and Zynerba Pharmaceuticals, a biotechnology company. Dr. Kisner previously served as Chairman of the board for Tekmira Pharmaceuticals, a biopharmaceutical company, until March 2015. Our Board believes that Dr. Kisner’s background with larger, complex technology-based organizations as well as his significant experience with corporate transactions, including investing in venture-backed life science companies provides the Board with insights for setting strategy of the Company. He holds a B.A. from Rutgers University and an M.D. from Georgetown University.

Natale (“Nat”) Ricciardi

Mr. Ricciardi has been a member of our Board since June 2013. Mr. Ricciardi spent his entire 39-year career at Pfizer Inc., a biopharmaceutical company, retiring in 2011 as a member of the Pfizer Executive Leadership Team. While holding the positions of President, Pfizer Global Manufacturing, and Senior Vice President of Pfizer Inc. from 2004 until 2011, Mr. Ricciardi was directly responsible for all of Pfizer’s internal and external supply organization, a global enterprise that grew to more than 100 manufacturing facilities supplying small and large molecule pharmaceuticals, vaccines, consumer, nutrition and animal health products. Mr. Ricciardi maintained responsibility for global manufacturing activities from 2004 through 2011. Previously, from 1999 to 2004, he had oversight for Pfizer’s U.S. manufacturing operations and from 1995 to 1999 was Vice President of Manufacturing for Pfizer’s Animal Health Group. Mr. Ricciardi served on the boards of the National Association of Manufacturers and Mediacom Communications Corporation until its privatization in 2011. He is currently a member of the board of the 21st Century Foundation of The City College of New York. He is also on the Advisory Board of HealthCare Royalty Partners and the board of directors of Asterias Biotherapeutics, Inc., serving as Chair of the Compensation Committee and member of the Audit Committee, and Rapid Micro Biosystems, Inc. Our Board believes Mr. Ricciardi’s 39-year career at Pfizer Inc., a leading pharmaceutical company, including as a member of the Pfizer Executive Leadership Team and direct responsibility for all of Pfizer’s internal supply organization, including global manufacturing, provides the Board with insights for reviewing the operations of the Company. Mr. Ricciardi earned a degree in Chemical Engineering from The City College of New York and an MBA in Finance and International Business from Fordham University.

Stanley A. Plotkin, M.D.

Dr. Plotkin has been a member of our Board since August 2005. Dr. Plotkin is Emeritus Professor of the University of Pennsylvania. Until 1991, he was Professor of Pediatrics and Microbiology at the University of

Pennsylvania and Professor of Virology at the Wistar Institute and, at the same time, Director of Infectious Diseases and Senior Physician at the Children’s Hospital of Philadelphia. In 1991, Dr. Plotkin left the University to join the vaccine manufacturer Pasteur-Mérieux-Connaught (today, Sanofi Pasteur), where for seven years he was Medical and Scientific Director, based at Marnes-la-Coquette, outside Paris. Until 2009, he was an Executive Advisor to Sanofi Pasteur. The Board believes that Dr. Plotkin’s significant experience in development and manufacturing of vaccines provides significant insights for the strategy of the Company with respect to key technical and operational issues in vaccine development. Dr. Plotkin’s career included an internship at Cleveland Metropolitan General Hospital, residency in pediatrics at the Children’s Hospital of Philadelphia and the Hospital for Sick Children in London and three years in the Epidemic Intelligence Service of the Centers for Disease Control of the U.S. Public Health Service. He has been chairman of the Infectious Diseases Committee and the AIDS Task Force of the American Academy of Pediatrics, liaison member of the Advisory Committee on Immunization Practices and Chairman of the Microbiology and Infectious Diseases Research Committee of the National Institutes of Health.

CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2018 ANNUAL MEETING

Arnold L. Oronsky, Ph.D.

Dr. Oronsky has been a member of our Board since November 1996 and became Chairman in February 2006. Dr. Oronsky has been a managing director with InterWest Partners, a venture capital firm, since 2009. Prior to joining InterWest Partners in 1994, Dr. Oronsky was Vice President of Discovery Research for the Lederle Laboratories division of American Cyanamid, a pharmaceutical company. From 1973 until 1976, Dr. Oronsky was head of the inflammation, allergy and immunology research program at Ciba-Geigy Pharmaceutical Company. Dr. Oronsky also serves as a senior lecturer in the Department of Medicine at The Johns Hopkins Medical School. Dr. Oronsky has won numerous grants and awards and has published over 125 scientific articles. Dr. Oronsky currently serves on the boards of directors of Tesaro, Inc., an oncology-focused biopharmaceutical company, and Applied Genetic Technologies Corporation, a biotechnology company. Dr. Oronsky also served on the board of directors of MacroGenics, Inc., a biopharmaceutical company, from 2000 to 2014. The Board believes that Dr. Oronsky’s significant experience in growing and developing life sciences companies, particularly in the immunology area, provides significant leadership and insights for the Board in defining the strategy of the Company. He received his Ph.D. from Columbia University, College of Physicians and Surgeons and his A.B. from New York University.

Francis R. Cano, Ph.D.

Dr. Cano was appointed to our Board in November 2009. Dr. Cano has been President and Founder of Cano Biotech Corp., a consulting firm focusing on the vaccine business, since 1996 and also serves on the board of Biomerica, Inc., a developer and manufacturer of diagnostic products. Previously, Dr. Cano served on the board of Arbor Vita Corporation, a biopharmaceutical company. From 1993 to 1996, Dr. Cano was President and Chief Operating Officer for Aviron, a biopharmaceutical company, which was later acquired by MedImmune in 2001. As a Co-Founder of Aviron, he completed two rounds of venture financing, a licensing agreement with SmithKline Biologicals and in-licensed Flu-Mist influenza vaccine from the National Institutes of Health. For 21 years, Dr. Cano worked with the Lederle Laboratories Division of American Cyanamid, most recently as Vice President and General Manager of the Biologicals unit. The Board believes that Dr. Cano’s experience as a founder of and advisor to established vaccine businesses provides significant insights for the strategy of the Company with respect to key technical and operational issues in vaccine development. He earned a Ph.D. in Microbiology from Pennsylvania State University, served as a Research Associate at Rutgers Institute of Microbiology, and holds a M.S. in Microbiology and a B.S. in Biology from St. John’s University.

Peggy V. Phillips

Ms. Phillips has been a member of our Board since August 2006. Ms. Phillips served on the board of directors of Tekmira Pharmaceuticals from February 2014 to March 2015. Ms. Phillips served on the board of directors of

Portola Pharmaceuticals, a biopharmaceutical company, from 2006 to 2013. From 2003 until 2011, Ms. Phillips served on the board of the Naval Academy Foundation. From 1996 until 2002, she served on the board of directors of Immunex Corporation, a biotechnology company, and, from 1999, she served as the Chief Operating Officer until the company was acquired by Amgen in 2002. During her career at Immunex, she held positions of increasing responsibility in research, development, manufacturing, sales and marketing. As Senior Vice President for Pharmaceutical Development and General Manager for Enbrel® from 1994 until 1998, she was responsible for clinical development and regulatory affairs as well as the launch, sales and marketing of the product. Prior to joining Immunex, Ms. Phillips worked at Miles Laboratories. The Board believes that Ms. Phillips provides significant experience in development and commercialization of biotechnology products. Her background and experience with larger, complex organizations provides significant operational and strategic insights in assessing the strategy of the Company. Ms. Phillips holds a B.S. and a M.S. in microbiology from the University of Idaho.

PROPOSAL 2

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE 2011 EQUITY INCENTIVE PLAN AND APPROVAL OF THE TERMS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS “PERFORMANCE-BASED COMPENSATION” FOR PURPOSES OF SECTION 162(M) OF THE INTERNAL REVENUE CODE

The Board is requesting stockholder approval of an amendment and restatement of the Dynavax Technologies Corporation 2011 Equity Incentive Plan (the “2011 Plan”). We refer to such amendment and restatement of the 2011 Plan in this proxy statement as the “Amended 2011 Plan”. In addition, we are requesting that stockholders approve the terms of the Amended 2011 Plan relating to awards intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Amended 2011 Plan contains the following material changes from the 2011 Plan:

•

Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the Amended 2011 Plan will not exceed 8,743,442 shares, which is an increase of 3,200,000 shares over the aggregate number of shares of our common stock that may be issued under the 2011 Plan.

•

The 2011 Plan contains a “fungible share counting” structure, whereby the number of shares of our common stock available for issuance under the 2011 Plan will be reduced by (i) one share for each share issued pursuant to a stock option or stock appreciation right with an exercise price that is at least 100% of the fair market value of our common stock on the date of grant (an “Appreciation Award”) granted under the 2011 Plan and (ii) 1.33 shares for each share issued pursuant to a stock award that is not an Appreciation Award (a “Full Value Award”) granted under the 2011 Plan on or after May 27, 2015. The Amended 2011 Plan retains such fungible share counting structure, except that the number of shares of our common stock available for issuance under the Amended 2011 Plan will be reduced by 1.60 shares for each share issued pursuant to a stock award that is a Full Value Award granted under the Amended 2011 Plan on or after May 31, 2016. As part of such fungible share counting structure, the number of shares of our common stock available for issuance under the Amended 2011 Plan will be increased by (i) one share for each share that becomes available again for issuance under the terms of the Amended 2011 Plan subject to an Appreciation Award and (ii) 1.60 shares for each share that becomes available again for issuance under the terms of the Amended 2011 Plan subject to a Full Value Award on or after May 31, 2016.

•

Any stock options or stock appreciation rights granted on or after May 31, 2016 under the Amended 2011 Plan will not vest or be exercisable until at least 12 months following the date of grant of the stock option or stock appreciation right, except that up to 5% of the share reserve of the Amended 2011 Plan may be subject to stock options or stock appreciation rights granted on or after May 31, 2016 under the Amended 2011 Plan that do not meet such vesting and exercisability requirements. The 2011 Plan does not contain any such vesting and exercisability requirements.

•	The maximum term of stock options and stock appreciation rights granted under the Amended 2011 Plan is seven years. Under the 2011 Plan, such maximum term is 10 years.

•

The aggregate value of all cash and equity-based compensation granted or paid by us to any individual for service as a non-employee director of the Board with respect to any fiscal year of the Company will not exceed (i) a total of $200,000 with respect to any such cash compensation and (ii) $800,000 in total value with respect to any such equity-based compensation (including awards granted under the Amended 2011 Plan and any other equity-based awards), calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes. The Board may make an exception to such limits for any non-employee director in extraordinary circumstances, as the Board may determine in its discretion, provided that any non-employee director who is granted or paid such additional compensation may not participate in the decision to grant or pay such additional compensation.

•	The Amended 2011 Plan includes certain additional business criteria that may be utilized for performance goals with respect to certain performance-based awards (as described in the summary below).

•

The 2011 Plan includes a list of certain adjustments that may be made by the Board or Compensation Committee of the Board (the “Compensation Committee”) in the method of calculating the attainment of performance goals with respect to certain performance-based awards. The Amended 2011 Plan retains such list of adjustments, except that the phrase “‘extraordinary items’ as determined under generally accepted accounting principles” in the 2011 Plan is replaced with the phrase “items that are ‘unusual’ in nature or occur ‘infrequently’ as determined under generally accepted accounting principles” in the Amended 2011 Plan. This change is proposed because the concept of “extraordinary items” was recently eliminated from generally accepted accounting principles, but the definitions of “unusual” and “infrequently” were retained.

•

The Amended 2011 Plan provides that (i) awards granted under the Amended 2011 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law and (ii) the Board may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause. The 2011 Plan does not contain any such provision.

Why You Should Vote for the Amended 2011 Plan

Equity Incentive Awards Are an Important Part of Our Compensation Philosophy

The Amended 2011 Plan is critical to our ongoing effort to build stockholder value by establishing a commercial organization based on our lead program HEPLISAV-B, advancing a robust pipeline of immuno-oncology clinical stage development programs, and discovering other cutting-edge TLR-based vaccines and immunotherapies. Our success in commercializing products and advancing our clinical development pipeline in cancer immunotherapy depends on our ability to attract, retain, and motivate key talent with expertise in these areas. Like all biotechnology companies, we actively compete for highly-qualified talent and we continue to believe that equity compensation is a critical component to attract, retain, and motivate key employees and effectively align employee compensation with stockholder interests. The purpose of the increase in available shares under the Amended 2011 Plan is to provide us with a sufficient reserve of common stock to have competitive equity incentive programs that enable us to compete with our peer group for key talent.

Traditionally, stock options have been the primary focus of our equity program. The potential value of stock options is realized only if our share price increases, and so we believe stock options provide a strong incentive for individuals to work to grow our business and build stockholder value and are most attractive to individuals who share our entrepreneurial spirit. In addition, we have also granted restricted stock unit awards, or RSUs, in recent years in order to attract and retain exceptional employees. In February 2016, our Compensation Committee granted RSUs that vest solely upon achievement of a clinical development milestone in response to stockholder feedback that a portion of each NEO’s long-term equity incentives should vest based on achievement of specific performance goals tied to our business strategy.

During the last three years (from 2013 through 2015), on average approximately 56% of our equity-based awards were granted to employees other than our named executive officers, or NEOs. The table below shows equity-based awards granted to our Chief Executive Officer, or CEO, and NEOs as a percentage of total grants (the “Concentration Ratio”) over such three year period, both with and without executive new-hire grants. For purposes of the table below, the number of equity-based awards includes all stock options and RSUs granted in each year. Within the past three years, our executive new hires consisted of two of our current NEOs: our CEO, Eddie Gray, and our Senior Vice President of Operations and Quality, David Novack.

Year	2015(1)	2014(2)	2013(3)	3 Year Average
Grants to CEO	225,000	275,001	150,000	216,667
Grants to All NEOs (including the CEO)	543,501	384,501	233,000	387,001
All Grants	1,375,647	737,366	586,390	899,801
Concentration Ratio (CEO)	16.4%	37.3%	25.6%	26.4%
Concentration Ratio (CEO without CEO new-hire grants)	16.4%	30.2%	0.0%	15.5%
Concentration Ratio (all NEOs, including the CEO)	39.5%	52.2%	39.7%	43.8%
Concentration Ratio (all NEOs, including the CEO, without NEO new-hire grants)	39.5%	46.7%	13.0%	33.1%

(1)	In 2015, no new-hire grants were made to our NEOs.

(2)	In 2014, the following new-hire grants were made to our NEOs: 75,001 shares of common stock.

(3)	In 2013, the following new-hire grants were made to our NEOs: 180,000 shares of common stock.

We Manage Our Equity Incentive Award Use Carefully, and Dilution Is Reasonable

We continue to believe that equity incentive awards such as stock options and RSUs are a vital part of our overall compensation program. Our compensation philosophy reflects broad-based eligibility for equity incentive awards, and we grant awards to substantially all of our employees. However, we recognize that equity incentive awards dilute existing stockholders, and, therefore, we must responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our “burn rate,” to ensure that we maximize stockholders’ value by granting the appropriate number of equity incentive awards necessary to attract, reward, and retain employees.

The following table shows our responsible historical dilution and burn rate percentages.

As of December 31	2015	2014	2013
Full Dilution(1)	11.88%	10.30%	10.46%
Gross Burn Rate(2)	4.18%	2.80%	2.99%

(1)

Full Dilution is calculated as (shares available for grant + shares subject to outstanding equity incentive awards)/(weighted average common stock outstanding + shares available for grant + shares subject to outstanding equity incentive awards).

(2)	Gross Burn Rate is calculated as (shares subject to options granted + shares subject to other equity incentive awards granted)/weighted average common stock outstanding.

The Size of Our Share Reserve Increase Request Is Reasonable

If our request to increase the share reserve of the Amended 2011 Plan by 3,200,000 shares is approved, we will have approximately 4,100,000 shares available for grant after our Annual Meeting, which we anticipate being a one-year pool of shares and necessary to provide a sufficient amount of equity for attracting, retaining, and motivating employees. We anticipate returning to stockholders for additional shares in 2017.

The size of our request is also reasonable in light of the equity granted to our employees and directors over the last three years, which is comparatively lower than the majority of our peer companies.

Overhang

The following table provides certain additional information regarding our equity incentive program.

As of April 6, 2016(1)
Total number of shares of common stock subject to outstanding stock options	3,743,109
Weighted-average exercise price of outstanding stock options	$22.96
Weighted-average remaining term of outstanding stock options	7.01
Total number of shares of common stock subject to outstanding full value awards	549,526
Total number of shares of common stock available for grant under the 2011 Plan	862,209
Total number of shares of common stock available for grant under other equity incentive plans	—
Total number of shares of common stock outstanding	38,495,502
Per-share closing price of common stock as reported on NASDAQ Capital Market	$21.78

(1)

This table includes the stock options that were granted under the 2011 Plan in February 2016 subject to stockholder approval of this Proposal 2 that are described in the table below under “New Plan Benefits under Amended 2011 Plan.”

Burn Rate

The following table provides detailed information regarding the activity related to our equity incentive plans for fiscal year 2015.

Fiscal Year 2015
Total number of shares of common stock subject to stock options granted	1,338,661
Total number of shares of common stock subject to full value awards granted	36,986
Weighted-average number of shares of common stock outstanding	32,881,333
Burn Rate	4.18%

The Amended 2011 Plan Combines Compensation and Governance Best Practices

The Amended 2011 Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

•

Stockholder approval is required for additional shares.    The Amended 2011 Plan does not contain an annual “evergreen” provision. The Amended 2011 Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares.

•	Repricing is not allowed. The Amended 2011 Plan prohibits the repricing of stock options and stock appreciation rights without prior stockholder approval.

•

No discounted stock options or stock appreciation rights.    All stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•

Reasonable share counting provisions.    In general, when awards granted under the Amended 2011 Plan lapse or are canceled, the shares reserved for those awards will be returned to the share reserve and be available for future awards. However, shares of common stock received from the exercise of stock options or withheld for taxes will not be returned to our share reserve.

•

Minimum vesting requirements.    The Amended 2011 Plan provides that no stock option or stock appreciation right granted on or after May 31, 2016 will vest until at least 12 months following the date of grant of the stock option or stock appreciation right, except that up to 5% of the share reserve of the

Amended 2011 Plan may be subject to stock options or stock appreciation rights granted on or after May 31, 2016 that do not meet such vesting requirements.

•

Limit on non-employee director compensation.    The aggregate value of all cash and equity-based compensation granted or paid by us to any individual for service as a non-employee director of the Board with respect to any fiscal year of the Company will not exceed (i) a total of $200,000 with respect to any such cash compensation and (ii) $800,000 in total value with respect to any such equity-based compensation (including awards granted under the Amended 2011 Plan and any other equity-based awards), calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes. The Board may make an exception to such limits for any non-employee director in extraordinary circumstances, as the Board may determine in its discretion, provided that any non-employee director who is granted or paid such additional compensation may not participate in the decision to grant or pay such additional compensation.

•

Awards subject to forfeiture/clawback.    Awards granted under the Amended 2011 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.

Performance-Based Awards

Approval of the Amended 2011 Plan by our stockholders will also constitute approval of terms and conditions set forth therein that will permit us to grant stock options, stock appreciation rights and performance-based stock and cash awards under the Amended 2011 Plan that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. Section 162(m) of the Code disallows a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1 million. However, some kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation. For compensation awarded under a plan to qualify as “performance-based compensation” under Section 162(m) of the Code, among other things, the following terms must be disclosed to and approved by the stockholders before the compensation is paid: (i) a description of the employees eligible to receive such awards; (ii) a per-person limit on the number of shares subject to stock options, stock appreciation rights and performance-based stock awards, and the amount of cash subject to performance-based cash awards, that may be granted to any employee under the plan in any year; and (iii) a description of the business criteria upon which the performance goals for performance-based awards may be granted (or become vested or exercisable). Accordingly, we are requesting that our stockholders approve the Amended 2011 Plan, which includes terms and conditions regarding eligibility for awards, annual per-person limits on awards and the business criteria for performance-based awards granted under the Amended 2011 Plan (as described in the summary below).

In February 2016, our Compensation Committee granted a number of stock options to certain employees (including our executive officers) under the 2011 Plan subject to stockholder approval of this Proposal 2. The number of shares subject to each such stock option is indicated in the table under “New Plan Benefits under Amended 2011 Plan” below. Accordingly, approval of this Proposal 2 by our stockholders will also constitute approval of such stock options for purposes of Section 162(m) of the Code.

We believe it is in the best interests of the Company and our stockholders to preserve the ability to grant “performance-based compensation” under Section 162(m) of the Code. However, in certain circumstances, we may determine to grant compensation to covered employees that is not intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. Moreover, even if we grant compensation that is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, we cannot guarantee that such compensation ultimately will be deductible by us.

Summary of the Amended 2011 Plan

A summary of the principal features of the Amended 2011 Plan follows below. The summary is qualified by the full text of the Amended 2011 Plan that is attached as Appendix A to this proxy statement.

Types of Awards

The Amended 2011 Plan provides for the following types of awards: incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards, performance cash awards, and other stock-based awards. We refer to these stock awards in this Proposal 2 collectively as the “stock awards” or “awards”.

Eligibility

Awards may be granted under the Amended 2011 Plan to employees (including officers) of us or our affiliates and to members of our Board. Pursuant to applicable tax law, we may only grant incentive stock options to our employees (including officers) and employees of our affiliates. As of April 6, 2016, we had approximately 240 employees and eight non-employee directors.

Section 162(m) Limits

Under the Amended 2011 Plan, subject to adjustment for certain changes in our capitalization, no participant will be eligible to be granted during any calendar year more than: (i) a maximum of 1,000,000 shares of our common stock subject to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value of our common stock on the date of grant; (ii) a maximum of 1,000,000 shares of our common stock subject to performance stock awards; and (iii) a maximum of $5,000,000 subject to performance cash awards. Such limitations are designed to help assure that any deductions to which we would otherwise be entitled with respect to such awards will not be subject to the $1,000,000 limitation on the income tax deductibility of compensation paid to any covered employee imposed by Section 162(m) of the Code.

Non-Employee Director Compensation Limit

The aggregate value of all cash and equity-based compensation granted or paid by us to any individual for service as a non-employee director of the Board with respect to any fiscal year of the Company will not exceed (i) a total of $200,000 with respect to any such cash compensation and (ii) $800,000 in total value with respect to any such equity-based compensation (including awards granted under the Amended 2011 Plan and any other equity-based awards), calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes. The Board may make an exception to such limits for any non-employee director in extraordinary circumstances, as the Board may determine in its discretion, provided that any non-employee director who is granted or paid such additional compensation may not participate in the decision to grant or pay such additional compensation.

Administration

The Amended 2011 Plan is administered by our Board, which may in turn delegate authority to administer the Amended 2011 Plan to a committee. Our Board has delegated administration of the Amended 2011 Plan to the Compensation Committee, but has retained the authority to concurrently administer the Amended 2011 Plan with the Compensation Committee and may, at any time, revest in itself some or all of the powers previously delegated to the Compensation Committee. Subject to the terms of the Amended 2011 Plan, the Compensation Committee may determine the recipients, numbers and types of stock awards to be granted, and terms and conditions of the stock awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the

Compensation Committee also determines the fair market value applicable to a stock award and the exercise price of stock options and stock appreciation rights granted under the Amended 2011 Plan.

In the discretion of the Board, the Compensation Committee may consist solely of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act, or solely of two or more “outside directors” within the meaning of Section 162(m) of the Code. The Compensation Committee has the authority to delegate its administrative powers under the Amended 2011 Plan to a subcommittee consisting of members of the Compensation Committee. The Amended 2011 Plan also permits delegation to one or more officers of the ability to determine the recipients, number of shares and types of stock awards (to the extent permitted by law) to be granted to employees other than our officers, subject to a maximum limit on the aggregate number of shares subject to stock awards that may be granted by such officers.

Stock Available for Awards

Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the Amended 2011 Plan (the “Share Reserve”) will not exceed 8,743,442 shares, which is equal to the sum of (i) 60,889 shares (which is the number of shares subject to the Prior Plans’ Available Reserve (as defined below)), (ii) an additional 1,500,000 shares that were approved at our 2011 special meeting of stockholders, (iii) an additional 1,000,000 shares that were approved at our 2013 annual meeting of stockholders, (iv) an additional 2,250,000 shares that were approved at our 2015 annual meeting of stockholders, (v) an additional 3,200,000 shares that are subject to approval by our stockholders under this Proposal 2, and (vi) an additional number of shares in an amount not to exceed 732,553 shares (which number consists of the Returning Shares (as defined below), if any, as such shares become available from time to time).

The term “Prior Plans’ Available Reserve” refers to any available shares that, as of the effective date of the 2011 Plan, were reserved under our 2004 Stock Incentive Plan, 2010 Employment Inducement Award Plan and 1997 Equity Incentive Plan (each, a “Prior Plan”) but were not subject to stock awards that were granted under the Prior Plans as of the effective date of the 2011 Plan, less any shares that were added to the 2004 Stock Incentive Plan share reserve on the first business day in 2011 by operation of the evergreen provision in such plan.

The term “Returning Shares” refers to any shares subject to outstanding stock awards granted under the Prior Plans that expire or terminate prior to exercise or settlement or are forfeited because of the failure to vest, to the extent such shares would have otherwise returned to a Prior Plan in accordance with its terms had such Prior Plan been in active existence at such time.

The number of shares of our common stock available for issuance under the Amended 2011 Plan will be reduced by: (i) one share for each share issued pursuant to an Appreciation Award granted under the Amended 2011 Plan; (ii) one share for each share issued pursuant to a Full Value Award granted under the Amended 2011 Plan prior to May 27, 2015; (iii) 1.33 shares for each share issued pursuant to a Full Value Award granted under the Amended 2011 Plan on or after May 27, 2015 but prior to May 31, 2016; and (iv) 1.60 shares for each share issued pursuant to a Full Value Award granted under the Amended 2011 Plan on or after May 31, 2016.

The number of shares of our common stock available for issuance under the Amended 2011 Plan will be increased by: (i) one share for each Returning Share or 2011 Plan Returning Share (as defined below) subject to an Appreciation Award; (ii) one share for each Returning Share or 2011 Plan Returning Share subject to a Full Value Award that returns to the Amended 2011 Plan prior to May 27, 2015; (iii) 1.33 shares for each Returning Share or 2011 Plan Returning Share subject to a Full Value Award that returns to the Amended 2011 Plan on or after May 27, 2015 but prior to May 31, 2016; and (iv) 1.60 shares for each Returning Share or 2011 Plan Returning Share subject to a Full Value Award that returns to the Amended 2011 Plan on or after May 31, 2016.

The following shares of our common stock (collectively, the “2011 Plan Returning Shares”) will become available again for issuance under the Amended 2011 Plan: (i) any shares subject to a stock award that are not issued because such stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued; (ii) any shares subject to a stock award that are not issued because such stock award is settled in cash; and (iii) any shares issued pursuant to a stock award that are forfeited back to or repurchased by us because of a failure to vest.

The following shares of our common stock will not become available again for issuance under the Amended 2011 Plan: (i) any shares that are reacquired or withheld (or not issued) by us to satisfy the exercise or purchase price of a stock award granted under the Amended 2011 Plan or a Prior Plan (including any shares subject to such award that are not delivered because such award is exercised through a reduction of shares subject to such award (i.e., “net exercised”)); (ii) any shares that are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with a stock award granted under the Amended 2011 Plan or a Prior Plan; and (iii) any shares repurchased by us on the open market with the proceeds of the exercise or purchase price of a stock award granted under the Amended 2011 Plan or a Prior Plan.

Appropriate adjustments will be made to the Share Reserve, to the other numerical limits described in the Amended 2011 Plan (such as the limit on the number of shares that may be issued as incentive stock options and the limit on the number of shares that may be awarded to any one participant in any calendar year for purposes of Section 162(m) of the Code) and to outstanding awards in the event of any change in our common stock without the receipt of consideration by us through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, other than the conversion of convertible securities.

Repricing Prohibition

Under the Amended 2011 Plan, neither the Board nor any committee has the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards under the Amended 2011 Plan, unless our stockholders have approved such an action within 12 months prior to such an event.

Terms of Options

A stock option is the right to purchase shares of our common stock at a fixed exercise price for a fixed period of time. Stock option grants may be incentive stock options or nonstatutory stock options. Each option is evidenced by a stock option agreement. The Board determines the terms of a stock option including the exercise price, the form of consideration paid on exercise, the vesting schedule, restrictions on transfer and the term.

Generally, the exercise price of a stock option may not be less than 100% of the fair market value of the stock subject to the option on the date of grant.

Options granted under the Amended 2011 Plan will vest at the rate specified in the option agreement; provided, however, that no stock option granted on or after May 31, 2016 will vest until at least 12 months following the date of grant of the stock option, except that up to 5% of the Share Reserve may be subject to stock options or stock appreciation rights granted on or after May 31, 2016 that do not meet such vesting requirements.

In general, the term of an option granted under the Amended 2011 Plan may not exceed seven years. Unless the terms of an optionee’s stock option agreement provides otherwise, if an optionee’s continuous service relationship with us, or any of our affiliates, ceases for any reason other than disability or death, the optionee may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy, but may not be extended beyond the original seven-year term. If an optionee’s service relationship with us, or any of our affiliates, ceases due to disability or death, or an optionee dies within a certain period following cessation of service, the optionee or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In no event may any option be exercised beyond the expiration of its term.

Acceptable forms of consideration for the purchase of our common stock issued under the Amended 2011 Plan may include cash, payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, common stock previously owned by the optionee, payment through a net exercise feature, or other approved forms of legal consideration.

Generally, an optionee may not transfer a stock option other than by will or the laws of descent and distribution or pursuant to a domestic relations order. However, to the extent permitted under the terms of the applicable stock option agreement, an optionee may designate a beneficiary who may exercise the option following the optionee’s death.

Tax Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to incentive stock options that are exercisable for the first time by an optionee during any calendar year under all of our stock plans may not exceed $100,000. The options or portions of options that exceed this limit are generally treated as nonstatutory stock options. In addition, the maximum number of shares that may be issued pursuant to the exercise of incentive stock options under the Amended 2011 Plan is 11,000,000 shares. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless the following conditions are satisfied:

•	the option exercise price must be at least 110% of the fair market value of the stock subject to the option on the date of grant; and

•	the term of any incentive stock option award must not exceed five years from the date of grant.

Terms of Restricted Stock Awards

Restricted stock awards are awards of shares of our common stock. Each restricted stock award is evidenced by an award agreement that sets forth the terms and conditions of the award. A restricted stock award may be granted in consideration for cash, the recipient’s services performed for us or an affiliate of ours or other form of legal consideration. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture in accordance with the vesting schedule determined at the time of grant. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement.

Terms of Restricted Stock Unit Awards

A restricted stock unit is a right to receive stock or cash (or a combination of cash and stock) equal to the value of a share of stock at the end of a set period. No stock is issued at the time of grant. Each restricted stock unit award is evidenced by an agreement that sets forth the terms and conditions of the award. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule determined at grant. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award.

When a participant’s continuous service with us or any of our affiliates terminates for any reason, the unvested portion of the restricted stock unit award will be forfeited unless otherwise provided in the restricted stock unit award agreement.

Terms of Stock Appreciation Rights

Stock appreciation rights are granted pursuant to a stock appreciation rights agreement. Each stock appreciation right is denominated in common stock share equivalents. The Board determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant.

A stock appreciation right granted under the Amended 2011 Plan vests at the rate specified in the stock appreciation right agreement as determined by the Board; provided, however, that no stock appreciation right granted on or after May 31, 2016 will vest until at least 12 months following the date of grant of the stock appreciation right, except that up to 5% of the Share Reserve may be subject to stock options or stock appreciation rights granted on or after May 31, 2016 that do not meet such vesting requirements.

When a stock appreciation right is exercised, the holder is entitled to an amount equal to the product of (a) the excess of the per share fair market value of our common stock on the date of exercise over the strike price, multiplied by (b) the number of shares of common stock with respect to which the stock appreciation right is exercised. We may pay the amount of the appreciation in cash or shares of our common stock or a combination of both.

The Board determines the term of stock appreciation rights granted under the Amended 2011 Plan, up to a maximum of seven years. Unless the terms of a holder’s stock appreciation rights agreement provides otherwise, if a holder’s continuous service with us, or any of our affiliates, ceases for any reason other than disability or death, the holder may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. The stock appreciation right term may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If a holder’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a holder dies within a certain period following cessation of service, the holder or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Terms of Performance Awards

The Amended 2011 Plan provides for the grant of performance stock awards and performance cash awards. A performance award may vest or be exercised upon achievement of pre-determined performance goals during a specified period. A performance award may also require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Board or, to the extent necessary to comply with Section 162(m) of the Code, the Compensation Committee.

Section 162(m) of the Code disallows a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1 million. However, some kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation. While we believe it is in the best interests of the Company and our stockholders to preserve the ability to grant “performance-based compensation” under Section 162(m) of the Code, in certain circumstances, we may determine to grant compensation to covered employees that is not intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. Moreover, even if we grant compensation that is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, we cannot guarantee that such compensation ultimately will be deductible by us.

In granting a performance award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Compensation Committee will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured. Within the time period prescribed by Section 162(m) of the Code, at the time when the achievement of the performance goals remains substantially uncertain (no later than the earlier of the 90th day of a performance period and the date on which 25% of the performance period has elapsed, and in any event at a time when the achievement of the performance goals remains substantially uncertain), the Compensation Committee will establish the performance goals, based upon one or more criteria, or performance criteria, enumerated in the Amended 2011 Plan and described below. Prior to the payment of any compensation under any award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Compensation Committee will certify (in writing) whether the performance goals have been satisfied. Notwithstanding satisfaction of the achievement of any performance goals, the number of shares of common stock, stock options, cash or other consideration granted, issued, retainable or vested under an award on account of such satisfaction may be reduced by the Compensation Committee, as determined in its sole discretion.

Performance-based stock and cash awards may be made subject to one or more of the following criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price or stock price performance; (viii) margin (including gross margin); (ix) net income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xviii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxviii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; (xxxiii) submission to, or approval by, a regulatory body (including but not limited to the U.S. Food and Drug Administration) of an applicable filing for a product candidate or other product development milestones; (xxxiv) acquisitions, divestitures, joint ventures, strategic alliances, licenses or collaborations; (xxxv) spin-offs, split-ups, reorganizations, recapitalizations, restructurings, financings (debt or equity) or refinancings; (xxxvi) manufacturing or process development, clinical trial or research objectives; and (xxxvii) to the extent that an award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

The performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals at the time the goals are established, we will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and/or the award of an annual cash incentive under our Annual Incentive Program; and (10) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. In addition, we retain the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of the goals. The performance goals may differ from participant to participant and from award to award.

Terms of Other Stock Awards

The Board may grant other forms of stock awards that are valued in whole or in part by reference to the value of our common stock. Subject to the provisions of the Amended 2011 Plan, the Board has the authority to determine the persons to whom and the dates on which such other stock awards will be granted, the number of shares of common stock (or cash equivalents) to be subject to each award, and other terms and conditions of such awards. Such awards may be granted either alone or in addition to other stock awards granted under the Amended 2011 Plan. Such other forms of stock awards may be subject to vesting in accordance with a vesting schedule determined at grant.

Clawback Policy

Awards granted under the Amended 2011 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.

Corporate Transactions; Changes in Control

Corporate Transaction.    In the event of certain corporate transactions (as defined below), the Board has the discretion to take one or more of the following actions with respect to outstanding stock awards under the Amended 2011 Plan:

•	arrange for the assumption, continuation, or substitution of a stock award by a surviving or acquiring entity (or its parent company);

•

arrange for the assignment of any reacquisition or repurchase rights applicable to any shares of our common stock issued pursuant to a stock award to the surviving or acquiring corporation (or its parent company);

•	accelerate the vesting and exercisability of a stock award followed by the termination of the stock award;

•	arrange for the lapse of any reacquisition or repurchase rights applicable to any shares of our common stock issued pursuant to a stock award;

•

cancel or arrange for the cancellation of a stock award, to the extent not vested or not exercised, in exchange for such cash consideration, if any, as the Board may determine in its sole discretion; and

•

arrange for the surrender of a stock award in exchange for a payment equal to the excess of (a) the value of the property the holder of the stock award would have received upon the exercise of the stock award, over (b) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action for all stock awards.

For purposes of the Amended 2011 Plan, a corporate transaction will be deemed to occur in the event of (i) the consummation of a sale of all or substantially all of our consolidated assets, (ii) the consummation of a sale of at least 90% of our outstanding securities, (iii) the consummation of a merger or consolidation in which we are not the surviving corporation, or (iv) the consummation of a merger or consolidation in which we are the surviving corporation but shares of our outstanding common stock are converted into other property by virtue of the transaction.

Change in Control.    In the event of certain change in control events (as defined in the Amended 2011 Plan), the Board will have the discretion to take any one or more of the actions described above under “Corporate Transaction” with respect to outstanding stock awards under the Amended 2011 Plan. A stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control event, as may be provided in the stock award agreement or in any other written agreement between us or any affiliate and the participant.

The acceleration of vesting of an award in the event of a corporate transaction or a change in control event under the Amended 2011 Plan may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of us.

Duration, Suspension, Termination, and Amendment

The Board may suspend or terminate the Amended 2011 Plan at any time. Unless sooner terminated by our Board, the Amended 2011 Plan shall automatically terminate on November 11, 2020, which is the day before the tenth anniversary of the date the 2011 Plan was adopted by the Compensation Committee. No awards may be granted under the Amended 2011 Plan while the Amended 2011 Plan is suspended or after it is terminated.

The Board may amend the Amended 2011 Plan at any time. However, no amendment or termination of the plan will adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any amendment to the Amended 2011 Plan as required by applicable law or listing requirement.

Tax Withholding

The Board may require a participant to satisfy any federal, state, local, or foreign tax withholding obligation relating to a stock award by (a) causing the participant to tender a cash payment; (b) withholding shares of common stock from the shares of common stock issued or otherwise issuable to the participant in connection with the award; (c) withholding cash from an award settled in cash or from other amounts payable to the participant; or (d) by other method set forth in the award agreement.

Federal Income Tax Information

The following is a summary of the principal U.S. federal income taxation consequences to participants and us with respect to participation in the Amended 2011 Plan. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Given that the tax consequences to any recipient depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The Amended 2011 Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Incentive Stock Options

The Amended 2011 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option. If the optionee holds a share received on the exercise of an incentive stock option for more than two years from the date the option was granted and more than one year from the date the option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an incentive stock option before the end of the required holding period, which is referred to as a disqualifying disposition, the optionee generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an incentive stock option exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of a nonstatutory stock option if the option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionee is employed by us or one of our affiliates, that income will be subject to withholding tax. Generally, the optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionee’s capital gain holding period for those shares will begin on that date. We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionee.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restricted Stock Units

Generally, no taxable income is recognized upon receipt of a RSU award. The participant will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. Generally, we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued.

Stock Appreciation Rights

Generally, stock appreciation rights are subject to similar tax rules as nonstatutory stock options. This means that, generally, no taxable income is realized upon the receipt of a stock appreciation right. Upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received, less any strike price paid for such shares, is recognized as ordinary income to the participant in the year of such exercise.

Generally, with respect to employees, we are required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. We will generally be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant.

Section 162(m)

Compensation of persons who are “covered employees” of the Company is subject to the tax deduction limits of Section 162(m) of the Code. Awards that qualify as “performance-based compensation” are exempt from the limitations of Section 162(m), thereby permitting us to claim the full federal tax deduction otherwise allowed for such compensation. The Amended 2011 Plan is intended to enable us to grant awards that will be exempt from the deduction limits of Section 162(m). Under Section 162(m), compensation attributable to stock options and stock appreciation rights generally may be eligible to qualify as performance-based compensation if, among other requirements, (i) such awards are approved by a compensation committee composed solely of “outside directors,” (ii) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (iii) the per-employee limitation is approved by the stockholders, and (iv) the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant. Compensation attributable to restricted stock, RSUs, performance awards and other stock-based awards generally may be eligible to qualify as performance-based compensation, if, among other requirements, (i) the award is approved by a compensation committee composed solely of “outside directors,” (ii) the award is granted, becomes vested or is settled, as applicable, only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) a committee of outside directors certifies in writing prior to the granting (or vesting or settlement) of the award that the performance goal has been satisfied, and (iv) prior to the granting (or vesting or settlement) of the award, the stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

Awards Granted Under the 2011 Plan

The following table sets forth, for each of the individuals and various groups indicated, the total number of shares of our common stock subject to awards that have been granted under the 2011 Plan as of April 6, 2016.

2011 Equity Incentive Plan

Name and Position	Number of Shares(1)
Eddie Gray CEO and Director	1,000,001
Michael S. Ostrach Senior Vice President, Chief Financial Officer and Chief Business Officer	311,000
Robert L. Coffman, Ph.D. Senior Vice President and Chief Scientific Officer	275,001
Robert Janssen, M.D. Chief Medical Officer and Vice President, Clinical Development	220,750
David F. Novack Senior Vice President, Operations and Quality	227,000
All current executive officers as a group	2,033,752
All current directors who are not executive officers as a group	180,325
Each nominee for election as a director:
Dennis A. Carson, Ph.D.	19,750
Eddie Gray	1,000,001
Laura Brege	12,675
Each associate of any executive officers, current directors or director nominees	—
Each other person who received or is to receive 5% of awards
Eddie Gray	1,000,001
Michael S. Ostrach	311,000
Robert L. Coffman, Ph.D.	275,001
Robert Janssen, M.D.	220,750
David F. Novack	227,000
All employees, including all current officers who are not executive officers, as a group	2,023,629

(1)

With respect to certain employees (including our executive officers), this column includes certain stock options that were granted under the 2011 Plan in February 2016, and such stock options are subject to stockholder approval of this Proposal 2. The number of shares subject to each such stock option is indicated in the table under “New Plan Benefits under Amended 2011 Plan” below.

New Plan Benefits under Amended 2011 Plan

Name and Position	Number of Shares
Eddie Gray CEO and Director	280,000	(1)
Michael S. Ostrach Senior Vice President, Chief Financial Officer and Chief Business Officer	84,000	(1)
Robert L. Coffman, Ph.D. Senior Vice President and Chief Scientific Officer	84,000	(1)
Robert Janssen, M.D. Chief Medical Officer and Vice President, Clinical Development	80,000	(1)
David F. Novack Senior Vice President, Operations and Quality	64,000	(1)
All current executive officers as a group	592,000	(1)
All current directors who are not executive officers as a group	60,000 per calendar year	(2)
All employees, including all current officers who are not executive officers, as a group	48,000	(1)

(1)

Awards granted under the Amended 2011 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2011 Plan. However, in February 2016, our Compensation Committee granted a number of stock options to certain employees (including our executive officers) under the 2011 Plan subject to stockholder approval of this Proposal 2, and the number of shares subject to each such stock option is indicated in this table.

(2)

Awards granted under the Amended 2011 Plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2011 Plan. However, pursuant to our current compensation program for non-employee directors, each of our current non-employee directors is eligible to receive an annual grant of a stock option to purchase 7,500 shares of our common stock. On and after the date of the Annual Meeting, any such stock options will be granted under the Amended 2011 Plan if this Proposal 2 is approved by our stockholders. For additional information regarding our current compensation program for non-employee directors, please see “Director Compensation” below.

Vote Required

The affirmative vote of the holders of a majority of shares present and cast either in person or by proxy at the Annual Meeting will be required to approve this Proposal 2. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether this Proposal 2 has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF

THE 2014 EMPLOYEE STOCK PURCHASE PLAN

The Board is requesting stockholder approval of an amendment and restatement of the Dynavax Technologies Corporation 2014 Employee Stock Purchase Plan (the “2014 ESPP”). We refer to such amendment and restatement of the 2014 ESPP in this proxy statement as the “Amended 2014 ESPP”.

The Amended 2014 ESPP contains the following material change from the 2014 ESPP:

•

Subject to adjustment for certain changes in our capitalization, the maximum number of shares of our common stock that may be issued under the Amended 2014 ESPP will be 250,000 shares, which is an increase of 200,000 shares over the maximum number of shares of our common stock that may be issued under the 2014 ESPP.

Approval of the Amended 2014 ESPP will allow us to continue to provide our employees with the opportunity to acquire an ownership interest in the Company through their participation in the Amended 2014 ESPP, thereby encouraging them to remain in our service and more closely aligning their interests with those of our stockholders.

If this Proposal 3 is approved by our stockholders, an additional 200,000 shares of our common stock will be available for issuance under the Amended 2014 ESPP. As of April 6, 2016, a total of 9,330 shares of our common stock remained available for issuance under the 2014 ESPP. We do not maintain any other employee stock purchase plans. As of April 6, 2016, a total of 38,495,502 shares of our common stock were outstanding.

Summary of the Amended 2014 ESPP

A summary of the principal features of the Amended 2014 ESPP follows below. The summary is qualified by the full text of the Amended 2014 ESPP that is attached as Appendix B to this proxy statement.

Purpose

The purpose of the Amended 2014 ESPP is to provide a means by which our employees may be given an opportunity to purchase shares of our common stock, to assist us in retaining the services of our employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for our success. The rights to purchase common stock granted under the Amended 2014 ESPP are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

Administration

The Board has the power to administer the Amended 2014 ESPP and may also delegate administration of the Amended 2014 ESPP to a committee comprised of one or more members of the Board. The Board has delegated administration of the Amended 2014 ESPP to the Compensation Committee, but may, at any time, revest in itself some or all of the powers previously delegated to the Compensation Committee. Each of the Board and the Compensation Committee is considered to be a Plan Administrator for purposes of this Proposal 3. The Plan Administrator has the power to construe and interpret both the Amended 2014 ESPP and the rights granted under it. The Plan Administrator has the power, subject to the provisions of the Amended 2014 ESPP, to determine when and how rights to purchase our common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any of our parent or subsidiary companies will be eligible to participate in the Amended 2014 ESPP.

Stock Subject to Amended 2014 ESPP

Subject to adjustment for certain changes in our capitalization, the maximum number of shares of our common stock that may be issued under the Amended 2014 ESPP is 250,000 shares, which is equal to the sum of (i) 50,000 shares that were approved at our 2014 annual meeting of stockholders and (ii) an additional 200,000 shares that are subject to approval by our stockholders under this Proposal 3. If any rights granted under the Amended 2014 ESPP terminate without being exercised in full, the shares of common stock not purchased under such rights again become available for issuance under the Amended 2014 ESPP. The shares of common stock purchasable under the Amended 2014 ESPP will be shares of authorized but unissued or reacquired common stock, including shares repurchased by us on the open market.

Offerings

The Amended 2014 ESPP will be implemented by offerings of rights to purchase our common stock to all eligible employees. The Plan Administrator will determine the duration of each offering period, provided that in no event may an offering period exceed 27 months. The Plan Administrator may establish separate offerings which vary in terms (although not inconsistent with the provisions of the Amended 2014 ESPP or the requirements of applicable laws). Each offering period will have one or more purchase dates, as determined by the Plan Administrator prior to the commencement of the offering period. The Plan Administrator has the authority to alter the terms of an offering prior to the commencement of the offering period, including the duration of subsequent offering periods. When an eligible employee elects to join an offering period, he or she is granted a right to purchase shares of our common stock on each purchase date within the offering period. On the purchase date, all contributions collected from the participant are automatically applied to the purchase of our common stock, subject to certain limitations (which are described further below under “Eligibility”).

The Plan Administrator has the discretion to structure an offering so that if the fair market value of our common stock on the first trading day of a new purchase period within the offering period is less than or equal to the fair market value of our common stock on the first day of the offering period, then that offering will terminate immediately as of that first trading day, and the participants in such terminated offering will be automatically enrolled in a new offering beginning on the first trading day of such new purchase period.

Eligibility

Any individual who is employed by us (or by any of our parent or subsidiary companies if such company is designated by the Plan Administrator as eligible to participate in the Amended 2014 ESPP) may participate in offerings under the Amended 2014 ESPP, provided such individual has been employed by us (or our parent or subsidiary, if applicable) for such continuous period preceding the first day of the offering period as the Plan Administrator may require, but in no event may the required period of continuous employment be equal to or greater than two years. In addition, the Plan Administrator may provide that an employee will not be eligible to be granted purchase rights under the Amended 2014 ESPP unless such employee is customarily employed for more than 20 hours per week and more than five months per calendar year. The Plan Administrator may also provide in any offering that certain of our employees who are “highly compensated” as defined in the Code are not eligible to participate in the Amended 2014 ESPP.

No employee will be eligible to participate in the Amended 2014 ESPP if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock or of any of our parent or subsidiary companies, including any stock which such employee may purchase under all outstanding purchase rights and options. In addition, no employee may purchase more than $25,000 worth of our common stock (determined based on the fair market value of the shares at the time such rights are granted) under all our employee stock purchase plans and any employee stock purchase plans of our parent or subsidiary companies for each calendar year during which such rights are outstanding.

As of April 6, 2016, we had approximately 240 employees.

Participation in the Amended 2014 ESPP

An eligible employee may enroll in the Amended 2014 ESPP by delivering to us, within the time specified in the offering, an enrollment form authorizing contributions as specified by the Plan Administrator, which may be up to 10% of such employee’s earnings during the offering period. Each participant will be granted a separate purchase right for each offering in which he or she participates. Unless an employee’s participation is discontinued, his or her purchase right will be exercised automatically at the end of each purchase period at the applicable purchase price.

Purchase Price

The purchase price per share at which shares of our common stock are acquired pursuant to purchase rights on each purchase date during an offering period will not be less than the lower of (i) 85% of the fair market value of a share of our common stock on the first day of the offering period or (ii) 85% of the fair market value of a share of our common stock on the applicable purchase date.

As of April 6, 2016, the closing price of our common stock as reported on the NASDAQ Capital Market was $21.78 per share.

Payment of Purchase Price; Payroll Deductions

The purchase of shares during an offering period generally will be funded by a participant’s payroll deductions accumulated during the offering period. A participant may change his or her rate of contributions, if and as permitted in the offering. All contributions made for a participant are credited to his or her account under the Amended 2014 ESPP and deposited with our general funds.

Purchase Limits

In connection with each offering made under the Amended 2014 ESPP, the Plan Administrator may specify (i) a maximum number of shares of our common stock that may be purchased by any participant pursuant to such offering, (ii) a maximum number of shares of our common stock that may be purchased by any participant on any purchase date pursuant to such offering, (iii) a maximum aggregate number of shares of our common stock that may be purchased by all participants pursuant to such offering, and/or (iv) a maximum aggregate number of shares of our common stock that may be purchased by all participants on any purchase date pursuant to such offering. If the aggregate purchase of shares of our common stock issuable upon exercise of purchase rights granted under such offering would exceed any such maximum aggregate number, then, in the absence of any action by the Plan Administrator otherwise, a pro rata allocation of available shares of our common stock will be made in as nearly a uniform manner as will be practicable and equitable.

Withdrawal

Participants may withdraw from a given offering by delivering a withdrawal form to us and terminating their contributions. Such withdrawal may be elected at any time prior to the end of an offering, except as otherwise provided by the Plan Administrator. Upon such withdrawal, we will distribute to the employee his or her accumulated but unused contributions without interest, and such employee’s right to participate in that offering will terminate. However, an employee’s withdrawal from an offering does not affect such employee’s eligibility to participate in subsequent offerings under the Amended 2014 ESPP.

Termination of Employment

Except as required by law, a participant’s outstanding purchase rights under any offering under the Amended 2014 ESPP will terminate immediately upon either (i) termination of the participant’s employment with us (or any of our parent or subsidiary companies if such company is designated by the Plan Administrator as eligible to participate in the Amended 2014 ESPP) or (ii) any other circumstance or event that causes the participant to no longer be eligible to participate in the offering. In such event, we will distribute to the participant his or her accumulated but unused contributions without interest.

Restrictions on Transfer

Rights granted under the Amended 2014 ESPP are not transferable except by will, the laws of descent and distribution, or, if permitted by us, by a beneficiary designation. During the lifetime of the participant, such rights may only be exercised by the participant.

Changes in Capitalization

In the event of certain changes in our capitalization, the Plan Administrator will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Amended 2014 ESPP; (ii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding offerings and purchase rights; and (iii) the class(es) and number of securities that are the subject of the purchase limits under each ongoing offering.

Effect of Certain Corporate Transactions

In the event of a corporate transaction (as defined in the Amended 2014 ESPP and described below), each outstanding purchase right under the Amended 2014 ESPP will be assumed or continued or a similar right will be substituted for such purchase right by the surviving or acquiring corporation (or its parent or subsidiary), unless the Plan Administrator determines to shorten any offering periods then in progress by setting a new purchase date prior to the corporate transaction. If the Plan Administrator sets such a new purchase date, then the Plan Administrator will notify each participant in writing at least 10 business days prior to the new purchase date that the purchase date for the participant’s outstanding purchase rights has been changed to such new purchase date and that either: (i) the participant’s outstanding purchase rights will be exercised automatically on such new purchase date, unless the participant withdraws from the applicable offering prior to such new purchase date, and such purchase rights will terminate immediately after such exercise; or (ii) in lieu of such exercise, we will pay to the participant on such new purchase date an amount in cash, cash equivalents, or property as determined by the Plan Administrator that is equal to the difference in the fair market value of the shares of common stock subject to the participant’s outstanding purchase rights on such new purchase date and the applicable exercise price due had such purchase rights been exercised automatically on such new purchase date, and such purchase rights will terminate immediately after such payment.

For purposes of the Amended 2014 ESPP, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a merger or consolidation in which we are not the surviving entity, except for a transaction the principal purpose of which is to change the state in which we are incorporated; (ii) the sale, transfer or other disposition of all or substantially all of our assets (including the capital stock of our subsidiary corporations); (iii) our complete liquidation or dissolution; (iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which we are the surviving entity but in which securities possessing more than 40% of the total combined voting power of our outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger but excluding any such transaction or series of related transactions that the Plan Administrator determines will not be a corporate transaction; or (v) acquisition in a single or series of related transactions by any person or related group of persons (other than us or by an employee benefit plan sponsored by us) of beneficial ownership of securities possessing more than 50% of the total combined voting power of our outstanding securities but excluding any such transaction or series of related transactions that the Plan Administrator determines will not be a corporate transaction.

Duration, Amendment and Termination

The Plan Administrator may amend, suspend or terminate the Amended 2014 ESPP at any time. However, except in regard to certain capitalization adjustments, any amendment must be approved by our stockholders if such approval is required by applicable law or listing requirements.

Any outstanding purchase rights granted before an amendment, suspension or termination of the Amended 2014 ESPP will not be materially impaired by any such amendment, suspension or termination, except (i) with the consent of the employee to whom such purchase rights were granted, (ii) as necessary to comply with any laws, listing requirements or governmental regulations (including Section 423 of the Code), or (iii) as necessary to obtain or maintain favorable tax, listing or regulatory treatment.

Federal Income Tax Information

The following is a summary of the principal United States federal income taxation consequences to participants and us with respect to participation in the Amended 2014 ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an option or the disposition of common stock acquired under the Amended 2014 ESPP. The Amended 2014 ESPP is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Rights granted under the Amended 2014 ESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under the provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares of our common stock as if such amounts were actually received. Otherwise, no income will be taxable to a participant as a result of the granting or exercise of a purchase right until a sale or other disposition of the acquired shares. The taxation upon such sale or other disposition will depend upon the holding period of the acquired shares.

If the shares are sold or otherwise disposed of more than two years after the beginning of the offering period and more than one year after the shares are transferred to the participant, then the lesser of the following will be treated as ordinary income: (i) the excess of the fair market value of the shares at the time of such sale or other disposition over the purchase price; or (ii) the excess of the fair market value of the shares as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period). Any further gain or any loss will be taxed as a long-term capital gain or loss.

If the shares are sold or otherwise disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income at the time of such sale or other disposition. The balance of any gain will be treated as capital gain. Even if the shares are later sold or otherwise disposed of for less than their fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the shares on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the shares have been held.

There are no federal income tax consequences to us by reason of the grant or exercise of rights under the Amended 2014 ESPP. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant for shares sold or otherwise disposed of before the expiration of the holding periods described above (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

Plan Benefits under 2014 ESPP

The following table sets forth, for each of the individuals and various groups indicated, the total number of shares of our common stock that have been purchased under the 2014 ESPP as of April 6, 2016.

2014 ESPP

Name and Position	Number of Shares
Eddie Gray CEO and Director	—
Michael S. Ostrach Senior Vice President, Chief Financial Officer and Chief Business Officer	—
Robert L. Coffman, Ph.D. Senior Vice President and Chief Scientific Officer	—
Robert Janssen, M.D. Chief Medical Officer and Vice President, Clinical Development	—
David F. Novack Senior Vice President, Operations and Quality	862
All current executive officers as a group	862
All current directors who are not executive officers as a group	—
Each nominee for election as a director:
Dennis A. Carson, Ph.D.	—
Eddie Gray	—
Laura Brege	—
Each associate of any executive officers, current directors or director nominees	—
Each other person who received or is to receive 5% of purchase rights	—
All employees, including all current officers who are not executive officers, as a group	39,808

New Plan Benefits under Amended 2014 ESPP

Participation in the Amended 2014 ESPP is voluntary and each eligible employee will make his or her own decision regarding whether and to what extent to participate in the Amended 2014 ESPP. In addition, we have not approved any grants of purchase rights that are conditioned on stockholder approval of this Proposal 3. Accordingly, we cannot determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the Amended 2014 ESPP. Our non-employee directors will not be eligible to participate in the Amended 2014 ESPP.

Vote Required

The affirmative vote of the holders of a majority of shares present and cast either in person or by proxy at the Annual Meeting will be required to approve this Proposal 3. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether this Proposal 3 has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with SEC rules, Dynavax stockholders are being asked to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement, which is commonly referred to as a “say-on-pay vote.” At our 2011 Annual Meeting, our stockholders voted in favor of holding a say-on-pay vote once every three years. Subsequently, in February 2016, as part of a number of corporate governance reforms made in response to feedback from our stockholders and the proxy advisory firms, our Board of Directors adopted a policy changing the frequency of our say-on-pay vote from once every three years to every year. Accordingly, we are holding a say-on-pay vote at this year’s Annual Meeting.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers, which results from our compensation philosophy, policies and practices as discussed in this proxy statement. The compensation of our named executive officers subject to the say-on-pay vote is described in the Compensation Discussion and Analysis, the accompanying tables, and the related narrative disclosure contained in this proxy statement.

Our Compensation Committee is responsible for designing and administering our executive compensation programs. Our Compensation Committee firmly believes that Dynavax’s executive compensation programs should reward our named executive officers for performance, and that when key performance objectives are not achieved, the compensation of our named executive officers should reflect as much. We believe that the compensation of our named executive officers, as disclosed in this proxy, reflects this philosophy. In addition, our Compensation Committee believes that the compensation programs for our named executive officers have been instrumental in helping Dynavax be able to attract, retain and motivate our executive team, thereby enabling our company to be in a position to move forward with our business strategy.

Our Board of Directors is now asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “For” the following resolution:

“RESOLVED, that the compensation paid to Dynavax’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Although this vote is advisory and the outcome is not binding on our Board of Directors, the views expressed by our stockholders, whether through this vote or otherwise, are important to us. As a result, the Board of Directors and the Compensation Committee will carefully review the results of this vote, and they will consider these results in making future decisions about our executive compensation programs and arrangements.

Unless our Board of Directors modifies its policy on the frequency of future advisory votes on the compensation of our named executive officers, the next advisory vote on the compensation of our named executive officers will be held at the 2017 annual meeting of stockholders.

Approval of this advisory proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 4.

PROPOSAL 5

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP, or Ernst & Young, as our independent registered public accounting firm for the fiscal year ending December 31, 2016. Ernst & Young has audited our financial statements since 2001. Representatives of Ernst & Young are expected to be present at the Annual Meeting. Ernst & Young will have an opportunity to make a statement if it so desires and will be available to respond to appropriate questions.

If the stockholders fail to ratify the selection of Ernst & Young, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether this matter has been approved; however, Proposal 5 is considered a “routine” matter, and therefore no broker non-votes are expected to exist in connection with this Proposal 5.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 5.

AUDIT FEES

In connection with the audit of our 2015 financial statements, we entered into an engagement agreement with Ernst & Young which sets forth the terms by which Ernst & Young will perform audit services for us.

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2015 and 2014 by Ernst & Young, our principal auditors. The Audit Committee pre-approved all service fees described below.

	Fiscal Year Ended
	2015	2014
Audit Fees(1)	$1,095,234	$971,123
Audit Related Fees	—	—
Tax Fees(2)	—	4,000
All Other Fees(3)	1,995	1,995

Total Fees	$1,097,229	$977,118

(1)

Audit fees include fees for the audit of our consolidated financial statements and interim reviews of our quarterly financial statements, including compliance with the provisions of Section 404 of the Sarbanes-Oxley Act as well as fees related to registration statements, consents and other services related to SEC matters. In each of 2015 and 2014, audit fees included fees related to a comfort letter in connection with an equity offering.

(2)	Tax fees include preparation of international subsidiary statutory tax returns.

(3)	All other fees represent subscription fees for an online accounting research tool and related database.

PRE-APPROVAL POLICIES AND PROCEDURES

Our Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young. Under the policy, the Audit

Committee pre-approves specified services in the defined categories of audit services, audit-related services, tax services and all other services up to specified amounts. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an interim basis by the Audit Committee Chair, as needed and on a case-by-case basis before the independent registered public accounting firm is engaged to provide each service.

The Audit Committee has determined that services rendered by Ernst & Young are compatible with maintaining the principal auditors’ independence.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers as of April 6, 2016:

Name	Age	Position
Eddie Gray(1)	57	Chief Executive Officer and Director
Michael S. Ostrach	64	Senior Vice President, Chief Financial Officer and Chief Business Officer
Robert L. Coffman, Ph.D.	69	Senior Vice President and Chief Scientific Officer
Robert Janssen, M.D.	62	Chief Medical Officer and Vice President, Clinical Development
David F. Novack	54	Senior Vice President, Operations and Quality

(1)	Please see “Class I Directors Continuing In Office Until the 2019 Annual Meeting” in this proxy statement for more information about Mr. Gray.

Michael S. Ostrach – Senior Vice President, Chief Financial Officer and Chief Business Officer

Mr. Ostrach is our Senior Vice President, Chief Financial Officer and Chief Business Officer. Mr. Ostrach joined Dynavax in October 2006 as Vice President, Chief Business Officer and General Counsel, and became Principal Financial Officer in September 2013, Chief Financial Officer in March 2015 and Senior Vice President in February 2016. Mr. Ostrach held the position of Dynavax’s General Counsel from October 2006 to September 2015. From 2005 to 2006, he was Chief Operating Officer, Chief Financial Officer and General Counsel at Threshold Pharmaceuticals. From 1997 to 2004, Mr. Ostrach was at Kosan Biosciences, most recently as President and Chief Operating Officer. Mr. Ostrach began his corporate career at Cetus Corporation, where he served in several capacities between 1981 and 1991, initially as General Counsel and finally as Senior Vice President of Corporate Affairs and General Counsel. Following the acquisition of Cetus by Chiron Corporation in 1991, Mr. Ostrach became President of Chiron Technologies. He holds a B.A. from Brown University and a J.D. from Stanford Law School.

Robert L. Coffman, Ph.D. – Senior Vice President and Chief Scientific Officer

Dr. Coffman was appointed Senior Vice President and Chief Scientific Officer of Dynavax in February 2014, and prior to that he was Vice President and Chief Scientific Officer of Dynavax since December 2000. Prior to joining Dynavax in 2000, Dr. Coffman was a founding member of the DNAX Research Institute in Palo Alto, California. Dr. Coffman has authored over 200 scientific publications, is a member of the National Academy of Sciences and the American Academy of Microbiology, and has received a number of prestigious awards for his work. With colleague Dr. Tim Mosmann, he defined the two principal subtypes of helper T cells, termed Th1 and Th2 cells, and demonstrated the central relationship between their differences in cytokine expression and function. Dr. Coffman defined basic mechanisms of T-cell regulation in asthma and infectious and parasitic diseases, and demonstrated the central role of regulatory CD4+ T cells in preventing inflammatory bowel disease. At Dynavax, Dr. Coffman has pioneered the development of agonists and antagonists for Toll-Like Receptors (“TLRs”), key recognition receptors in innate immunity. Dr. Coffman received an A.B. in Microbiology from Indiana University and a Ph.D. in Immunology from the University of California, San Diego.

Robert Janssen, M.D. – Chief Medical Officer and Vice President, Clinical Development

Dr. Janssen was appointed Chief Medical Officer and Vice President, Clinical Development and Regulatory Affairs in July 2013. He most recently served as Dynavax’s Vice President, Medical Affairs since November 2012 and was previously Senior Director, Clinical Development at Dynavax from 2010 through 2012, during which time he was extensively involved with Phase 3 clinical development of HEPLISAV-B and its U.S. and European licensing applications. Prior to joining Dynavax, Dr. Janssen was Vice President, Medical Affairs at Gilead from 2008 to 2010 where he was responsible for oversight of physician and health care provider education focused on

HIV and hepatitis B therapies. Until 2008, Dr. Janssen spent 23 years at the U.S. Centers for Disease Control and Prevention (“CDC”), most recently as the Director of the Division of HIV/AIDS Prevention from 2000 to 2008. Under his leadership, CDC first explored HIV treatment as a mode of HIV prevention and launched several of the earliest Phase 3 trials of pre-exposure prophylaxis for HIV. Dr. Janssen received a Bachelor of Arts degree with Honors in Humanities from Stanford University and his M.D. degree from the University of Southern California. He is a neurologist with training in virology at the University of Pennsylvania. Dr. Janssen has been the beneficiary of numerous honors and awards during his career. He has published over 130 scientific articles in a variety of journals and has served as a reviewer for leading scientific journals.

David F. Novack – Senior Vice President, Operations and Quality

Mr. Novack joined Dynavax in March 2013 as Senior Vice President, Operations and Quality. Mr. Novack was formerly with Novartis Vaccines & Diagnostics where he served since 2009 as the Global Head of Technical Operations and Supply Chain for Diagnostics and previously from 2007 to 2009 as the Global Head of Vaccine Manufacturing Strategy. Prior to Novartis, Mr. Novack was the Vice President, Business Development for Vaxin, Inc., a vaccine company, from 2004 to 2006. From 1993 until 2004, Mr. Novack worked at MedImmune, formerly Aviron, serving in several capacities including business development, manufacturing, contract operations and most recently as Senior Director, Supply Chain Operations. Previously, from 1989 to 1993, Mr. Novack was with American Cyanamid Company in various roles. Mr. Novack received a B.S. in Biology from State University of New York and an M.B.A. from Columbia University.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis discusses our executive compensation policies and how and why our Compensation Committee arrived at specific compensation decisions for the year ended December 31, 2015, for the following NEOs whose compensation is set forth in the Summary Compensation Table and other compensation tables contained in this proxy statement:

•	Eddie Gray, Chief Executive Officer and Director;

•	Michael S. Ostrach, Senior Vice President, Chief Financial Officer and Chief Business Officer;

•	Robert L. Coffman, Ph.D., Senior Vice President and Chief Scientific Officer;

•	Robert Janssen, M.D., Chief Medical Officer and Vice President, Clinical Development; and

•	David F. Novack, Senior Vice President, Operations and Quality.

We present our Compensation Discussion and Analysis in the following sections:

1.      Executive Summary.    In this section, we highlight our 2015 corporate performance, certain governance aspects of our executive compensation program and the Compensation Committee’s response to stockholder feedback.

p. 40

2. Executive Compensation Program. In this section, we describe the Company’s executive compensation philosophy and process and the material elements of our executive compensation program.	p. 43

3.      2015 Executive Compensation Decisions.    In this section, we provide an overview of the Compensation Committee’s executive compensation decisions for 2015 and certain actions taken before or after 2015 when doing so enhances the understanding of our executive compensation program.

p. 49

4. Other Executive Compensation Matters. In this section, we review the accounting and tax treatment of compensation and the relationship between our compensation program and risk.	p. 56

Executive Summary

Business Overview

We are a clinical-stage biopharmaceutical company that uses toll-like receptor (“TLR”) biology to discover and develop novel vaccines and therapeutics. Our development programs are focused on vaccine adjuvants and cancer immunotherapy. Our lead product candidates are HEPLISAV-B, an investigational adult hepatitis B vaccine, and SD-101, an investigational cancer immunotherapeutic currently in several phase 1/2 studies. Our NEOs are responsible for executing our business strategy of:

•	Transforming the Company into a commercial organization by obtaining FDA approval of HEPLISAV-B and successfully launching this product;

•	Advancing a robust pipeline of immuno-oncology clinical stage development programs; and

•	Discovering other cutting edge TLR-based vaccines and immunotherapies.

Our executive compensation program is designed to reward achievement of the specific strategic goals that we believe will advance this business strategy and create long-term value for our stockholders.

Corporate Performance Highlights

The highlights of our Company performance for 2015 and early 2016 include:

•

Successfully completing HBV-23, which was a phase 3 trial comparing the safety and immunogenicity of HEPLISAV-B with the currently marketed vaccine, Engerix-B. In January 2016 we reported preliminary top line results from the study and in March 2016 we submitted a biologics license application (“BLA”) to the FDA.

•

Raising $184 million in net proceeds in an underwritten public offering and through an At Market Issuance Sales Agreement. We used this money to fund activities associated with completing HBV-23, prepare for the anticipated commercial launch of HEPLISAV-B, including augmenting our manufacturing operations and quality systems, and hire key positions to enhance and support our commercial infrastructure, as well as support the clinical development of SD-101.

•

Announcing clinical collaborations with Merck to investigate the combination of our SD-101 with Merck’s KEYTRUDA and MK-1966. In October 2015, a Dynavax sponsored clinical study was initiated evaluating SD-101 in combination with KEYTRUDA. In December 2015 we reported encouraging data from our clinical trial evaluating SD-101 in patients with lymphoma.

•	Defining and implementing additional clinical, preclinical and early stage research programs in oncology.

•	Increasing the market value of our common stock by 43% in 2015 and outperforming the following indices:

Index	Percentage change for 2015
NASDAQ Biotechnology Index (NBI)	11%
NYSE ARCA Biotechnology Index (BTK)	11%
SPDR S&P Biotech ETF (XBI)	13%
NASDAQ Composite Index (IXI)	6%
S&P 500 (SNP)	-1%
Dynavax (DVAX)	43%

Compensation Governance Highlights

	What we do		What we do not do
☑	Design executive compensation program to align pay with performance	☒	No excessive change in control or severance payments

☑	Majority of pay is variable and not guaranteed (over 85% for our Chief Executive Officer in 2015)	☒	No repricing of underwater stock options without stockholder approval

☑	Prohibit hedging and discourage pledging by executive officers and directors (no pledging in 2015)	☒	No tax gross-ups

☑	Grant equity awards with performance-based vesting (starting in 2016)	☒	No perquisites

☑	Conduct an annual say-on-pay vote (starting in 2016)	☒	No guaranteed bonuses

☑	Seek input from, listen to and respond to stockholders

Consideration of Our 2014 Say-on-Pay Vote and Related Stockholder Engagement

We held our first stockholder advisory vote on executive compensation, commonly referred to as a “say-on-pay vote,” at our 2011 stockholder annual meeting. At that meeting, over 99% of the shares that were voted on this proposal were cast in favor of our say-on-pay proposal. At that time, our stockholders also voted in favor of holding a say-on-pay vote once every three years and subsequently, our Board adopted a policy consistent with that preference. Accordingly, we held our second say-on-pay vote at our 2014 stockholder annual meeting and at that meeting, over 64% of the shares that were voted on this proposal were cast in favor of our say-on-pay proposal. In the absence of a say-on-pay vote in 2015, we received feedback from our stockholders on our executive compensation program in connection with the reelection of our Compensation Committee members, who each received support from approximately 69% of the shares cast.

As a result of our 2014 say-on-pay vote and the level of support for the reelection of our Compensation Committee members in 2015, we increased our efforts to solicit feedback from our stockholders regarding our executive compensation program. Specifically, we sought feedback from our 30 largest stockholders and obtained feedback from about one-third of them in 2015.

Changes to Compensation Programs as a Result of Stockholder Engagement and Proxy Advisory Firm Feedback

Our interaction with stockholders and analysis of the feedback from proxy advisory firms prompted changes to our compensation program. We take seriously the views of our stockholders and based on the feedback we received, as set forth below, we modified certain compensation program and governance practices. We will continue to solicit input from our stockholders on a regular basis.

Topic	What We Heard	What We Did
Annual Incentive Program	Be more transparent with respect to goals and achievement of goals.	Below under “Annual Incentive Program”, we provide transparency with respect to the corporate and individual goals and achievement underlying our annual incentive program and related payments.
Long-Term Equity Incentives	Acknowledgement that options require an appreciation in stock price from the date of grant in order to provide economic value to the recipient and that options are prevalent in the biopharmaceutical industry but preference for a portion of each NEO’s long-term equity incentives to vest based on achievement of specific performance goals related to our business strategy. Specifically, our stockholders acknowledged the value of performance goals associated with clinical development milestones for us as a pre-commercial company.	In 2016, 20% of each NEO’s long-term equity incentives were granted in the form of RSUs that vest solely upon achievement of a clinical development milestone.
Peer Group	Maintain a relevant peer group of companies within reasonable size parameters and similar business focus.	As described below under “2015 Peer Group”, our Compensation Committee updated our peer group with guidance from its independent compensation consultant to maintain a peer group of companies with which we compete for executive talent that were of similar size to the Company in terms of market capitalization, product portfolio and pipeline and number of employees.
Stock Ownership Guidelines	Consider adopting stock ownership guidelines to further align the long-term interests of NEOs and stockholders.	We encourage our NEOs to hold a significant equity interest in our Company, but we have not set specific stock ownership guidelines. As of December 31, 2015, our CEO owned stock and the right to exercise vested in-the-money options equal in value to 6.5x his base salary and each of our NEOs owned stock and the right to exercise vested in-the-money options equal in value to at least 1.6x his base salary.

Topic	What We Heard	What We Did
Related Governance Matters	Continue to improve corporate governance, stockholder rights and transparency.

•      As further described above in Proposal 4, our Compensation Committee decided to seek stockholder feedback in the form of a say-on-pay vote annually instead of triennially as we originally determined in 2011 in response to stockholder support for a triennial vote.

•      As further described below under “Corporate Governance”, we adopted Corporate Governance Guidelines and posted them on our website.

•      As further described below under “Corporate Governance”, our Board adopted a majority vote policy so that any nominee who receives a greater number of “Withhold” votes than “For” votes must submit an offer of resignation to our Nominating and Corporate Governance Committee.

Executive Compensation Program

Philosophy and Objectives

We believe our NEOs’ compensation should align our executives’ success with that of our stockholders over the long-term through achievement of strategic corporate objectives that are fundamental to our business model and that will create long-term stockholder value. Our executive compensation programs are designed to be competitive with our peer group to enable us to attract, motivate, reward, and retain outstanding talent. Our compensation programs are based on the following key principles:

•	A significant component of pay is linked with performance and the achievement of our strategic goals.

•	Alignment of our executives’ interests with those of our stockholders through equity compensation.

•	Overall compensation that is competitive in the industry in which we compete for executive talent.

•	Recognition of individual contributions, teamwork and corporate performance.

Compensation-Setting Process

Role of the Compensation Committee and Management

The Compensation Committee oversees and administers our executive compensation programs. The Compensation Committee acts pursuant to a charter adopted by our Board, which can be found at our website, www.dynavax.com.

The Compensation Committee approves our corporate goals and the individual goals of our NEOs after considering the Company’s recommendations on these matters. The Compensation Committee annually reviews the base salaries, cash incentives and equity compensation of our NEOs and periodically reviews other elements of our compensation. Compensation decisions are based primarily on the following:

•

Peer and Industry Data – The Compensation Committee uses peer and industry data provided by its consultant, Arnosti Consulting Inc. (“Arnosti”), as a reference in setting base salaries and target cash compensation, determining appropriate levels and mix of equity compensation and determining the type and portion of compensation tied to performance goals.

•

Annual Performance Reviews – The Chair of the Compensation Committee conducts annual performance reviews of our CEO through interviews and written assessments from the independent members of our Board and the CEO’s direct reports. The feedback from the CEO’s direct reports provides the Chair and the Board with 360 degree feedback, a valuable input in assessing the CEO’s leadership and overall performance. Our CEO conducts and presents the performance reviews of the other NEOs to the Compensation Committee after the end of each fiscal year. In reviewing and determining the compensation of each NEO, the Compensation Committee also considers individual factors, such as: potential for future contributions to Company growth, industry experience and retention concerns.

•

CEO Recommendations – The Compensation Committee seeks input from our CEO for setting the salary and target cash compensation levels for the other NEOs, and also for purposes of setting annual performance metrics and target amounts under the Annual Incentive Program.

Role of Compensation Consultant

Arnosti was engaged by the Compensation Committee in 2010 as its independent compensation consultant. Since then, the Compensation Committee has met regularly with Arnosti, both with and without management present, depending upon the topic being discussed.

In February 2015 and again in April 2016, the Compensation Committee reviewed whether the work of Arnosti as a compensation consultant raised any conflict of interest, taking into consideration the following factors:

•	The provision of other services to the Company;

•	The amount of fees paid to Arnosti by the Company;

•	Arnosti’s policies and procedures that are designed to prevent conflicts of interest;

•	Any business or personal relationship of Arnosti or the individual compensation advisors employed by Arnosti with an executive officer of the Company; and

•	Any Company stock owned by Arnosti or the individual compensation advisors employed by Arnosti.

Based on the Compensation Committee’s review of this information, it determined the work of Arnosti and the individual compensation advisors employed by Arnosti as compensation consultants in support of the specific analyses and needs of the Compensation Committee in its efforts for fiscal year 2015, did not create any conflict of interest. The Compensation Committee has the sole authority to direct, terminate or continue Arnosti’s services, although the Company pays the cost for Arnosti’s services.

In 2015, Arnosti provided advice to the Compensation Committee on several different aspects of its responsibilities related to our compensation programs and practices. Specifically, during 2015, Arnosti assisted the Compensation Committee as follows:

•	Reviewed and analyzed compensation levels of our NEOs in comparison to those of our peer companies;

•	Provided general information concerning executive compensation trends and developments;

•	Provided recommendations to the Compensation Committee on refining our peer group;

•	Provided an assessment of the annual meeting voting results;

•	Provided the Board with a review of competitive data from the peer group on Board compensation; and

•	Reviewed the Compensation Discussion and Analysis for inclusion in our proxy statement.

2015 Peer Group

Our Compensation Committee generally uses a peer group for a general understanding of market compensation practices and our positioning within the peer group with respect to each element of our compensation program. In some circumstances, our Compensation Committee targets compensation components to meet specific benchmarks, such as targeting a base salary at the 50th percentile. However, our Compensation Committee believes that over-reliance on benchmarking can result in compensation that is unrelated to the value delivered by the NEOs because compensation benchmarking does not take the specific performance of the NEOs, or the performance of the Company, into account. The Compensation Committee also considers various sources of third party compensation information, such as Radford’s Global Life Science Survey, in connection with its compensation decisions.

In November 2014, our Compensation Committee approved a peer group of biotechnology companies at a similar stage of product development with which we compete for executive talent that were of similar size to the Company in terms of market capitalization, product portfolio, pipeline and number of employees. To align with our strategic plan, which includes commercialization of HEPLISAV-B and expansion of our pipeline with early clinical development in cancer immunotherapy, our peer group includes companies that are both oncology and non-oncology focused and companies that have their own manufacturing operations. There are only three commercial companies (Anika, Biocryst, and Corcept) in our peer group. As of October 8, 2014, which was shortly before the 2015 peer group was approved, the companies in the 2015 peer group had market capitalizations between $102 million (Vical, Inc.) and $1,630 million (Nektar) and the median market capitalization of our peer group was $428 million. At that time, our market capitalization was $381 million. The following table summarizes the key statistics of each of the companies in our 2015 peer group:

Company	Market Capitalization on October 8, 2014 (in millions)	Number of Employees	Company Description
ANIKA THERAPEUTICS INC	$562	102	Develops, manufactures and commercializes therapeutic products for tissue protection, healing and repair.
ARENA PHARMACEUTICALS INC	$844	310	Focused on discovering, developing and commercializing novel drugs that target G protein-coupled receptors, or GPCRs, to address unmet medical needs.
BIOCRYST PHARMACEUTICALS INC	$836	40	Designs, optimizes and develops novel drugs that block key enzymes involved in the pathogenesis of diseases.
CORCEPT THERAPEUTICS INC	$280	38	Engaged in the discovery, development and commercialization of drugs for the treatment of severe metabolic and psychiatric disorders.
CYTOKINETICS INC	$124	85	Clinical-stage biopharmaceutical company focused on the discovery and development of novel small molecule therapeutics that modulate muscle function for the potential treatment of serious diseases and medical conditions.

Company	Market Capitalization on October 8, 2014 (in millions)	Number of Employees	Company Description
DEPOMED INC	$873	291	Specialty pharmaceutical company initially focused on pain and other conditions and diseases of the central nervous system.
GERON CORP	$315	46	Biopharmaceutical company developing first-in-class therapies for cancer.
NEKTAR THERAPEUTICS	$1,630	445	Clinical-stage biopharmaceutical company developing a pipeline of drug candidates that utilize PEGylation and advanced polymer conjugate technology platforms.
NOVAVAX INC	$1,070	213	Clinical-stage biopharmaceutical company focused on developing recombinant protein nanoparticle vaccines to address a broad range of infectious diseases.
OREXIGEN THERAPEUTICS, INC.	$448	50	Biopharmaceutical company focused on the development of pharmaceutical product candidates for the treatment of obesity.
PEREGRINE PHARMACEUTICALS INC	$241	180	Biopharmaceutical company with a portfolio of innovative monoclonal antibodies in clinical trials for the treatment and diagnosis of cancer.
REPLIGEN CORP	$707	116	Develops, manufactures and markets high-value, consumable bioprocessing products for life sciences companies and biopharmaceutical manufacturing companies worldwide.
RIGEL PHARMACEUTICALS INC	$162	129	Clinical-stage drug development company that discovers and develops novel, small-molecule drugs for the treatment of inflammatory and autoimmune diseases, as well as muscle disorders.
SANGAMO BIOSCIENCES INC	$716	85	Clinical stage biopharmaceutical company focused on the research, development and commercialization of engineered DNA-binding proteins for the development of novel therapeutic strategies for unmet medical needs.
SYNTA PHARMACEUTICALS CORP	$304	134	Focused on discovering, developing, and commercializing small molecule drugs to extend and enhance the lives of patients with severe medical conditions, including cancer and chronic inflammatory diseases.
THRESHOLD PHARMACEUTICALS INC	$194	58	Expertise in the tumor microenvironment to discover and develop therapeutic agents that selectively target tumor cells for the treatment of patients living with cancer.

Company	Market Capitalization on October 8, 2014 (in millions)	Number of Employees	Company Description
VICAL INC	$102	67	Research and develop biopharmaceutical products based on patented DNA delivery technologies for the prevention and treatment of serious or life-threatening diseases.
XENOPORT INC	$349	92	Focused on developing and commercializing a portfolio of internally discovered product candidates with an initial focus on neurological disorders.
XOMA CORP	$428	180	Discovers and develops innovative antibody-based therapeutics.

The following table shows the companies that were in our 2014 peer group and removed from our 2015 peer group either because they had market capitalizations below $100 million or because they were acquired.

Company	Market Capitalization on October 8, 2014 (in millions)	Number of Employees	Company Description
AFFYMAX INC	$6	2	Discovering, developing and delivering innovative therapies that improve the lives of patients with kidney disease and other serious and often life-threatening illnesses.
ALEXZA PHARMACEUTICALS INC.	$37	90	Focused on the research, development and commercialization of novel proprietary products for the acute treatment of central nervous system conditions.
CYTORI THERAPEUTICS, INC.	$39	115	Developing cell therapies for the treatment of cardiovascular disease, burns and other soft tissue injuries.
IDENIX PHARMACEUTICALS INC	acquired	107	Biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral diseases with operations in the United States and France.
INTERMUNE INC	acquired	269	Focused on the research, development and commercialization of innovative therapies in pulmonology and orphan fibrotic diseases.
SUNESIS PHARMACEUTICALS INC	$86	32	Focused on the development and commercialization of new oncology therapeutics for the treatment of solid and hematologic cancers.
TARGACEPT INC	$81	39	Engaged in the development of novel NNR Therapeutics(TM) for the treatment of diseases and disorders of the nervous system.

Elements of Executive Compensation

Our executive team continues to manage a changing and increasingly complex business. We strive to recognize these efforts by compensating our NEOs for the demands and risks associated with our business through three elements that are designed to reward performance in a simple and straightforward manner—base salaries, annual performance-based cash incentives and long-term equity awards. During our 2015 stockholder outreach, our key stockholders expressed support for the elements of our executive compensation program, including our continued use of stock options as one portion of long-term equity awards. However, several stockholders also recommended granting a portion of long-term equity awards with performance-based vesting. As reflected in the chart below, we responded to the feedback from our stockholders by introducing performance-based vesting for a portion of our 2016 long-term equity awards.

The table below summarizes the purpose and key characteristics of each of our compensation elements.

Element	Purpose	Key Characteristics
Base salary	Provides a fixed level of compensation for performing the essential day-to-day elements of the job; gives executives a degree of certainty in light of having a majority of their compensation at risk.	Fixed compensation that is reviewed annually and adjusted if and when appropriate; reflects each NEO’s performance, experience, skills, level of responsibility and the breadth, scope and complexity of the position as well as the competitive marketplace for executive talent specific to our industry.
Annual Incentive Program	Motivates executive officers to achieve corporate and individual business goals, which we believe increase stockholder value, while providing flexibility to respond to opportunities and changing market conditions.

•      Annual cash incentive based on corporate and individual performance compared to pre-established goals. Our CEO’s incentive is based entirely on corporate goals.

•      Corporate goals focus on overarching objectives for the Company, while individual objectives represent key performance expectations at the departmental or individual level.

•      Corporate goals are aligned with our business strategy and weighted by relative importance so that achievement can be objectively measured.

Long-Term Equity Incentives (Stock Option)	Motivates executive officers to achieve our business objectives by tying incentives to the appreciation of our common stock over the long term.

Stock options with an exercise price equal to or greater than the fair market value on the date of grant vesting over four years; the ultimate value realized, if any, depends on the appreciation of our common stock price and if our stock price does not appreciate, there is no value realized.

In determining the aggregate size of equity grants in any given year, the Compensation Committee generally considers the same factors described above under “Base Salaries” as well as the criticality of the executive to the long-term achievement of corporate goals.

Element	Purpose	Key Characteristics
Long-Term Equity Incentives (RSUs)	Motivates executive officers to achieve our corporate objectives by tying compensation to the performance of our common stock over the long term and/or the achievement of business and clinical development goals over the long term; motivates our executive officers to remain with the Company by mitigating swings in incentive values during periods when market volatility weighs on our stock price.

Restricted stock unit awards may vest based on continued service over a specified period of time and/or achievement of performance goals; the ultimate value realized varies with our common stock price.

In February 2016, 20% of our executive officers’ annual grants were performance-based restricted stock unit awards vesting solely upon achievement of a clinical development milestone.

Other compensation	Our executive officers participate in the same benefits offered to all other employees, which promote employee health and welfare and assist in attracting and retaining our executive officers.	Indirect compensation element consisting of programs such as medical, vision, dental, life and accidental death, long-term care and disability insurance as well as a 401(k) plan with a Company matching contribution, and other plans and programs made available to eligible employees.
Severance and Change in Control Benefits	Serves our retention objectives by helping our named executive officers maintain continued focus and dedication to their responsibilities to maximize stockholder value, including in the event of a transaction that could result in a change in control of our Company.	Provides protection in the event of a termination of employment under specified circumstances, including following a change in control of our Company as described below under “Potential Payments Upon Change in Control or Involuntary Termination.”

2015 Executive Compensation Decisions

Base Salaries

When determining base salary adjustments, the Compensation Committee generally targets a level at or near the 50th percentile of our peer group, but also considers each individual’s industry experience and tenure, internal pay equity, and any particular retention concerns. As such, Mr. Gray, Dr. Coffman and Mr. Ostrach have base salaries at or above the 50th percentile because of their broad industry experience, expertise, and tenure with the Company. With respect to Dr. Janssen’s and Mr. Novack, their base salaries are below the 50th percentile as a result of the Compensation Committee’s objective to balance external competitiveness with internal pay equity and the Company’s annual salary budget. The 2015 base salary increases were made after the Compensation Committee considered each individual’s performance and Company performance.

Name	2015 Base Salary	% Increase from Prior Year
Eddie Gray	$566,500	10.0%
Michael S. Ostrach	$390,000	10.1%
Robert L. Coffman, Ph.D.	$453,200	3.0%
Robert Janssen, M.D.	$369,513	3.0%
David F. Novack	$375,000	21.4%

Annual Incentive Program

In early 2015, the Compensation Committee established the corporate goals described below. We are a clinical-stage biopharmaceutical company and so our objective corporate goals are directly aligned with our specific strategic goals, including advancing our development programs, that we believe will create long-term value for stockholders. In February 2016, the Compensation Committee evaluated the accomplishments and performance of the Company against such corporate goals. We have omitted details about the 2015 goals or achievement of goals in the table below only where we believe disclosing such details would result in competitive harm. After its consideration of the Company’s performance, as more specifically described in the following chart, the Compensation Committee rated our 2015 corporate achievement at 109% of our 2015 corporate goals.

Corporate Goal	Weighting	Corporate Achievement	Corporate Achievement Percentage
HEPLISAV-B Advancement Complete HBV-23 study and deliver Complete Response Letter commitments to enable HEPLISAV-B towards a BLA submission Complete all activities related to commercialization of HEPLISAV-B	40%

Successful completion of:

  •      TheHBV-23 Phase 3 study of HEPLISAV-B and communication of top line results, enabling HEPLISAV towards a BLA submission

  •      Activitiesrelated to pre-inspection readiness

  •      Pre-launchactivities in commercial and manufacturing

  •      Improvementsin our manufacturing and quality systems

The Compensation Committee determined we exceeded this goal because of several factors, including:

  •      HBV-23was a complex study with over 8,300 adult subjects.

  •      Additionally,the size and complexity of HBV-23 is believed to be the largest US study of an adult hepatitis B vaccine, larger than any done by our large pharmaceutical competitors. Dynavax is a mid-size biotechnology company with a US headcount of 137 and a clinical team of 24 employees as of December 31, 2015.

			46%

Corporate Goal	Weighting	Corporate Achievement	Corporate Achievement Percentage
Advance the Pipeline Advance clinical development of SD-101 and AZ1419 Advance early research development	30%	Progressed and broadened our cancer immunotherapy pipeline, including: • Completedclinical collaborations with Merck to combine our SD-101 with Merck’s KEYTRUDA and MK1966 • Collaboratedon AZ1419 clinical development with AstraZeneca • Continuedprogress in advancing early research and development projects, including identification of our next immuno-oncology clinical candidate • Initiatedand advanced SD-101 clinical studies	30%
Quality – Implement quality systems and programs to foster a corporate “Quality” culture Complete training in quality and compliance Implement quality systems and controls as well as metrics/key performance indicators to enhance quality programs	15%	• Completedplanned enhancements and training in quality and compliance • Completedlaunch of additional modules of electronic quality management system	15%

Corporate Goal	Weighting	Corporate Achievement	Corporate Achievement Percentage
Execute on the Dynavax business plan Manage spending to budget and maintain approximately one-year of cash at year end 2014/Q1 2015 Increase market cap by least 10% against appropriate biotech indices Implement system and talent strategies to maintain critical path programs and enable the Company to a successful commercialization of HEPLISAV-B	15%

  •      Multi-componentfinancing strategy and effective budget management, resulted in $196 million cash balance at year end, positioning the Company to fund the HEPLISAV-B launch and our research and development programs

  •      43%increase in market cap significantly exceeded indices

  •      Successin hiring and retaining key talent allowed the Company to exceed key business objectives. Talent management assessment completed and follow-on programs designed for 2016.

The Compensation Committee determined we exceeded this goal because we successfully raised more cash than planned through sales of equity at favorable valuations.

Additionally, our corporate communications activities and the positive news flow from our corporate achievements enabled the performance of our stock price to significantly exceed several indices, as described above under “Corporate Performance Highlights.”

			18%
Total	100%		109%

As described above, our Chief Executive Officer does not have individual goals separate from the Company’s corporate objectives. For our other NEOs, their total cash incentive payout for 2015 was based on a weighting of 50% corporate and 50% individual goals. Our CEO recommends individual goals for each NEO, which are aligned with our business strategy and linked with corporate goals, and our Compensation Committee approves these goals. The 2015 individual goals for the NEOs include those listed below. These specific goals were in addition to the general responsibilities each officer had for managing his respective functional or operational area. In early 2016, the Compensation Committee evaluated the performance of the NEOs against their individual goals for 2015. Based on the recommendation of our CEO, as well as the observations by Compensation Committee members of these officers and its own assessment of each NEO’s effectiveness, the Compensation Committee determined the level of achievement of each NEO’s individual performance goals as follows:

Name	2015 Individual Goals	Individual Achievement	Individual Achievement Percentage
Michael S. Ostrach	1) Generate and implement cash generation and conservation strategies 2) Increase and broaden communication and investor relations activities 3) Develop business development strategies across programs that are implementable with/for the right opportunities 4) Retain, develop, and/or hire talent to deliver on our business strategies to commercialize the Company, advance our programs in immuno-oncology, and progress our scientific platform	Mr. Ostrach exceeded in that his financing strategies allowed the Company to raise $184 million at favorable valuations and in excess of expectations. The successful equity offerings along with his investor relations outreach created the opportunity for our stock to outperform relevant indices, as described above in “Corporate Performance Highlights.” Mr. Ostrach also managed completion of clinical collaboration agreements with Merck. Mr. Ostrach met his other goals.	125%
Robert L. Coffman, Ph.D.	1) Advance preclinical oncology programs to the clinic 2) Develop and implement strategies that will continue to broaden our scientific platform 3) Retain, develop, and/or hire talent to deliver on our business strategies to advance programs in immuno-oncology and progress our scientific platform	Dr. Coffman exceeded in generating and advancing multiple oncology preclinical and research programs, including a clinical candidate. Dr. Coffman met his other goals.	115%

Name	2015 Individual Goals	Individual Achievement	Individual Achievement Percentage
Robert Janssen, M.D.	1) Complete HBV-23 study for HEPLISAV-B to enable commercialization 2) Develop and implement strategies to advance immuno-oncology programs in the clinic 3) Develop and implement inspection readiness strategies to ensure a positive inspection outcome to commercialize HEPLISAV-B 4) Retain, develop, and/or hire talent to deliver on our business strategies to commercialize the Company, advance our programs in immuno-oncology, and progress our scientific platform	Dr. Janssen exceeded in timely completing HBV-23, including data base lock, and BLA preparation enabling BLA submission for HEPLISAV-B as well as advancing the lymphoma and melanoma clinical trials. Dr. Janssen met his other goals.	115%
David Novack	1) Deliver on all CMC related activities that enable the Company’s BLA submission for commercialization of HEPLISAV-B 2) Develop and implement manufacturing strategies for commercialization of HEPLISAV-B and to advance our immuno-oncology programs in the clinic 3) Continue to implement quality assurance strategies required for a commercial organization 4) Retain, develop, and/or hire talent to deliver on our business strategies to commercialize the Company, advance our programs in immuno-oncology, and progress our scientific platform	Mr. Novack exceeded in CMC development and BLA preparation activities that enabled our BLA submission for HEPLISAV-B and manufacturing preparation to support commercial launch. Mr. Novack met his other goals.	115%

After making these determinations regarding levels of corporate and individual performance achieved against the pre-established performance goals, the Compensation Committee (and the full Board with respect to Mr. Gray) reviewed and approved the cash incentive payouts noted below. As noted above, for the NEOs other than the CEO, their cash incentive payouts are based 50% on achievement of corporate goals and 50% on achievement of individual goals. There were no changes to the NEOs’ target annual cash incentive percentages between 2014 and 2015.

Name	2015 Target Annual Cash Incentive		2015 Actual Annual Cash Incentive Paid
			Achievement of Corporate Goals		Achievement of Individual Goals
	% of Base Salary	$	% of Target Annual Cash Incentive	$	% of Target Annual Cash Incentive	$	Total
Eddie Gray	60%	$339,900	109%	$370,491	N/A	N/A	$370,491
Michael S. Ostrach	50%	$195,000	54.5%	$106,275	62.5%	$121,875	$228,150
Robert L. Coffman, Ph.D.	50%	$226,600	54.5%	$123,497	57.5%	$130,295	$253,792
Robert Janssen, M.D.	50%	$184,757	54.5%	$100,693	57.5%	$106,235	$206,928
David F. Novack	50%	$187,500	54.5%	$102,187	57.5%	$107,813	$210,000

Long-Term Equity Incentive Awards

In making annual long-term equity incentive awards to NEOs in February 2015, the Compensation Committee considered each NEO’s total options outstanding as of December 31, 2014, his performance during 2014, the potential amount that could be realized at different hypothetical stock prices upon exercise of those awards, each NEO’s percentage of ownership of the Company, and peer company data for similarly situated executives. The Compensation Committee generally targets the value of each NEO’s long-term equity incentive award at approximately the 60th percentile of the peer group and makes final determinations based on its judgment in accordance with our pay-for-performance philosophy, which allows for above-market rewards for exceptional performance. The Compensation Committee determined to grant only stock options as long-term incentive awards in 2015 because of the ultimate value realized, if any, depends on the appreciation of our common stock price and if our stock price does not appreciate, there is no value realized and therefore there is a direct alignment with the long-term interests of our stockholders.

Name	Shares Subject to February 2015 Stock Option Awards
Eddie Gray	225,000
Michael S. Ostrach	67,000
Robert L. Coffman, Ph.D.	75,000
Robert Janssen, M.D.	56,000
David F. Novack	75,000

In August 2015 the Compensation Committee analyzed the outstanding equity awards held by individuals who had been employed by the Company for at least seven years. As part of this analysis, the Compensation Committee reviewed each NEO’s outstanding stock options, the potential amount, if any, that could be realized at different hypothetical stock prices upon exercise of each outstanding stock option and the termination date of each stock option. As a result of this analysis, the Compensation Committee decided to grant Mr. Ostrach a stock option grant for 29,000 shares and Dr. Coffman a stock option grant for 16,501 shares. The Compensation Committee believes these awards will help retain and motivate these highly experienced and essential members of our management team.

In response to feedback from our stockholders, 20% of each of our NEO’s 2016 annual grants were performance-based restricted stock unit awards vesting solely upon achievement of a regulatory approval objective.

Equity Compensation Policies.    Our Compensation Committee approves equity awards for NEOs and authorizes the CEO to approve equity awards for all other employees based on approved pools for annual and new hire grants. This applies to both new-hire and annual equity awards. Awards are approved either at a regularly-scheduled meeting of the Compensation Committee or by unanimous written consent. The effective date of the grant is generally the date of the meeting, or the date the last person executes the unanimous written consent.

The exercise price of the stock options is not less than the closing price of our common stock on the NASDAQ Capital Market on the grant date of the stock option. We have no practice of timing grants of stock options or restricted stock awards to coordinate with the release of material non-public information, and we have not timed the release of material non-public information for purposes of affecting the value of the compensation awarded to our NEOs or any other employee.

We encourage our NEOs to hold a significant equity interest in our Company, but we have not set specific stock ownership guidelines.

We have a policy that prohibits our executive officers, directors and other members of management from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our stock.

Other Executive Compensation Matters

Tax Effects of Executive Compensation

Our Compensation Committee considers the impact of the deduction limitation imposed by Section 162(m) of the Code in establishing and implementing compensation policies and practices. The Compensation Committee may grant compensation that qualifies as performance-based compensation when it determines that it is in the best interest of the Company, but we have not established a policy that requires all compensation paid to our NEOs to be fully deductible. Rather, the deductibility of such compensation is one of the factors considered in establishing and implementing our executive compensation programs, along with the need to design compensation programs that appropriately motivate our senior management and our goal to attract and retain key executives by remaining competitive in our pay practices.

The Compensation Committee also considers the impact of Section 409A of the Code, and in general, our executive plans and programs are designed to comply with the requirements of that section so as to avoid possible adverse tax consequences that may result from non-compliance.

Accounting Considerations

The accounting impact of our compensation programs is one of many factors that the Compensation Committee considers in determining the structure and size of our executive compensation programs. In general, the Company accounts for equity compensation paid to our employees under the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC 718, which requires us to estimate and record an expense over the service period of the equity award, and our cash compensation is recorded as an expense at the time the obligation is accrued.

Compensation Recovery Policy

Amounts paid and awards granted under our Amended 2011 Plan are subject to recoupment in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and any applicable regulations under the Act, any clawback policy the Company adopts or as is required by applicable law. In addition, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our chief executive officer and chief financial officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive. In addition, we will comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act once the SEC final regulations on the subject become effective.

Compensation Risk Analysis

During fiscal 2015, our Compensation Committee reviewed our compensation policies as generally applicable to our employees in order to determine whether any such programs were likely to present a material risk to the Company. As part of its assessment, the Compensation Committee considered, among other things, the allocation of compensation among base salary and short- and long-term compensation, our approach to establishing Company-wide and individual financial, operational and other performance targets, and the nature of our key performance metrics. As a result of this review and analysis, the Compensation Committee’s determined that our policies and programs do not encourage excessive or inappropriate risk taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

In early 2016, the Compensation Committee discussed with management the Compensation Discussion and Analysis, contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, other than the Company’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Ms. Peggy V. Phillips, Chairperson

Dr. Francis R. Cano, Ph.D.

Dr. Daniel Kisner, M.D.

SUMMARY COMPENSATION TABLE

The following table shows for the fiscal years ended December 31, 2015, 2014 and 2013, compensation awarded to or paid to, or earned by, NEOs.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Eddie Gray	2015	$566,500	$—	$—	$3,004,616	$370,491	$2,000	$3,943,607
CEO and Director	2014	$515,000	$—	$855,000	$3,564,909	$432,600	$—	$5,367,509
	2013	$333,333	$200,000	$—	$3,030,000	$50,000	$200,250	$3,813,583

Michael S. Ostrach	2015	$390,000	$—	$—	$1,420,353	$228,150	$2,000	$2,040,503
Senior Vice President, Chief Financial Officer and Chief Business Officer	2014	$354,152	$—	$181,000	$425,331	$221,345	$—	$1,181,828
	2013	$342,176	$—	$—	$561,960	$185,000	$3,616	$1,092,752

Robert L. Coffman, Ph.D.	2015	$453,200	$—	$—	$1,300,631	$253,792	$2,000	$2,009,623
Senior Vice President and Chief Scientific Officer	2014	$440,000	$—	$42,250	$—	$286,000	$—	$768,250
	2013	$282,620	$—	$—	$505,764	$175,000	$250	$963,634

Robert Janssen, M.D.	2015	$369,513	$—	$—	$747,816	$206,928	$2,000	$1,326,257
Chief Medical Officer and Vice President, Clinical Development	2014	$358,750	$—	$181,000	$283,554	$246,641	$—	$1,069,945
	2013	$323,878	$—	$175,500	$—	$145,000	$4,361	$648,739

David F. Novack	2015	$375,000	$—	$—	$1,001,539	$210,000	$2,000	$1,588,539
Senior Vice President, Operations and Quality	2014	$309,000	$—	$362,000	$346,566	$208,575	$—	$1,226,141
	2013	$230,769	$75,000	$—	$587,100	$155,000	$1,932	$1,049,801

(1)

Represents for Mr. Gray, the portion of his 2013 annual cash incentive award guaranteed under his employment agreement, and for Mr. Novack, a signing bonus that was subject to clawback in the event he terminated employment prior to completion of a full year of service.

(2)

Represents the aggregate grant date fair value of stock awards granted in the fiscal year in accordance with ASC 718. See note 13 of our “Notes to Consolidated Financial Statements” in our annual report on Form 10-K filed with the SEC on March 8, 2016 for a discussion of assumptions we made in determining the compensation costs included in this column. With regard to stock awards with performance-based vesting, the grant date fair value assumes the highest level of achievement of related performance conditions.

(3)

Represents the aggregate grant date fair value of option awards granted in the fiscal year in accordance with ASC 718. See note 13 of our “Notes to Consolidated Financial Statements” in our annual report on Form 10-K filed with the SEC on March 8, 2016 for a discussion of assumptions we made in determining the compensation costs included in this column.

(4)

Represents the annual incentive bonuses earned pursuant to our annual incentive bonus plan for services rendered in the fiscal year. For further discussion see the section entitled “Compensation Discussion and Analysis – 2015 Executive Compensation Decisions – Annual Incentive Plan.”

(5)

Includes $2,000 401(k) matching contribution for each NEO made by the Company in 2015. Represents for 2013 the following amounts for each NEO: For Mr. Ostrach, Dr. Coffman, Dr. Janssen and Mr. Novack: premiums and claims paid under the Exec-U-Care medical program (which terminated on December 31, 2013); for Mr. Gray: $200,000 paid pursuant to his employment agreement to cover all relocation expenses and $250 in Exec-U-Care coverage.

GRANTS OF PLAN BASED AWARDS

The following table shows certain information regarding grants of plan-based awards to NEOs during the fiscal year ended December 31, 2015.

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards Target(1) ($)	All Other Option Awards: Number of Securities Underlying Options(2) (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Option Awards(3) ($)
Eddie Gray		339,900	—	—	—
	2/9/2015		225,000	16.00	3,004,616
Michael S. Ostrach		195,000	—	—	—
	2/9/2015		67,000	16.00	894,708
	8/27/2015		29,000	28.45	525,645
Robert L. Coffman, Ph.D.		226,600	—	—	—
	2/9/2015		75,000	16.00	1,001,539
	8/27/2015		16,501	28.45	299,092
Robert Janssen, M.D.		184,757	—	—	—
	2/9/2015		56,000	16.00	747,816
David F. Novack		187,500	—	—	—
	2/9/2015		75,000	16.00	1,001,539

(1)

Represents the target cash incentive award in fiscal year 2015 as further described under “Compensation Discussion and Analysis – Elements of Executive Compensation”; our Annual Incentive Program does not specify minimum or maximum levels. Cash incentive awards paid to our NEOs on account of fiscal year 2015 performance are reported in the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table.”

(2)

All options were granted under the 2011 Plan and vest as to 25% of the shares subject to the award 12 months after the vesting commencement date, with the remainder vesting as to 1/48th of the shares each month thereafter. The exercise price of all options was the closing price of our common stock on the date of grant.

(3)

Represents the aggregate grant date fair value of option awards granted in fiscal year 2015 in accordance with ASC 718. See Note 13 of our “Notes to Consolidated Financial Statements” in our annual report on Form 10-K filed with the SEC on March 8, 2016 for a discussion of the assumptions we made in determining the compensation costs included in this column.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN BASED AWARDS TABLE

The material terms of NEOs’ annual compensation and the explanations of the amounts of base salary, annual cash-based incentives, and equity-based awards in proportion to total compensation are described under “Compensation Discussion and Analysis” in this proxy statement. Our severance and change in control benefits are described under “Summary of Change in Control and Involuntary Termination Arrangements” in this proxy statement.

As discussed in the “Compensation Discussion and Analysis,” the fiscal year 2015 cash incentive amounts were paid pursuant to the annual cash incentive compensation program, based on the achievement of certain corporate and individual performance goals. Equity-based awards were granted in 2015 under our 2011 Plan and generally vest over four years from the date of grant, subject to continued employment. The exercise price of all options was set as the closing market price of our common stock on the grant date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table shows certain information regarding outstanding equity awards for NEOs as of December 31, 2015.

		Option Awards				Stock Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units that Have Not Vested (#)	Market Value of Stock that Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights that Have Not Vested ($)
Eddie Gray	(2)	96,876	53,124	$22.10	4/30/2023
	(2)	35,938	39,063	$17.40	1/30/2024
	(2)	68,750	81,250	$17.10	2/3/2024
	(2)	—	225,000	$16.00	2/8/2025
	(3)	—	—	—	—	50,000	$1,208,000
Michael S. Ostrach		25,000	—	$61.70	10/30/2016
		4,000	—	$53.10	2/2/2018
		3,750	—	$5.40	3/9/2019
		2,673	—	$15.80	2/18/2020
		25,000	—	$31.40	1/5/2021
	(2)	17,626	374	$34.80	1/30/2022
	(2)	14,167	5,833	$30.80	2/4/2023
	(2)	12,375	14,625	$17.10	2/3/2024
	(2)	—	67,000	$16.00	2/8/2025
	(2)	—	29,000	$28.45	8/26/2025
	(3)	—	—	—	—	10,000	$241,600
Robert L. Coffman, Ph.D.		5,000	—	$58.50	2/13/2016
		4,000	—	$61.90	2/1/2017
		7,501	—	$53.10	2/2/2018
		7,500	—	$5.40	3/9/2019
		10,000	—	$15.80	2/18/2020
		30,000	—	$31.40	1/5/2021
	(2)	17,625	375	$34.80	1/30/2022
	(2)	12,750	5,250	$30.80	2/4/2023
	(2)	—	75,000	$16.00	2/8/2025
	(2)	—	16,501	$28.45	8/26/2025
Robert Janssen, M.D.		6,000	—	$13.60	4/6/2020
		2,250	—	$31.40	1/5/2021
	(2)	2,395	105	$36.80	1/31/2022
	(2)	11,876	3,124	$41.40	10/30/2022
	(2)	8,250	9,750	$17.10	2/3/2024
	(2)	—	56,000	$16.00	2/8/2025
	(1)	—	—	—	—			15,000	$362,400
	(3)	—	—	—	—	10,000	$241,600
David F. Novack	(2)	20,627	9,373	$21.40	3/24/2023
	(2)	10,084	11,916	$17.10	2/3/2024
	(2)	—	75,000	$16.00	2/8/2025
	(3)	—	—	—	—	20,000	$483,200

(1)	This amount represents the maximum number of shares subject to this stock award. Stock awards will be earned upon achievement of certain performance conditions.

(2)	Options vest at the rate of 1/4th of the shares on the first anniversary of the vesting commencement date, with 1/48th of the total number of shares vesting each month thereafter.

(3)	RSUs vests on the three (3) year anniversary of the grant date. RSUs for Eddie Gray will vest on February 4, 2017. The remaining RSUs will vest on March 11, 2017.

(4)	Based on the closing price per share on December 31, 2015 of $24.16.

OPTION EXERCISES AND STOCK VESTED

The following table provides information on stock awards that vested, including the number of shares acquired upon vesting and the value realized, determined as described below, for the named executive officers in the fiscal year ended December 31, 2015. There were no option exercises during the fiscal year ended December 31, 2015.

Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Eddie Gray	—	—
Michael S. Ostrach	—	—
Robert L. Coffman, Ph.D.	2,500	41,175	(1)
Robert Janssen, M.D.	—	—
David F. Novack	—	—

(1)

The value realized on vesting is determined by multiplying the number of shares of stock, or 2,500, by the market value of the underlying shares as reported by the NASDAQ Capital Market on the vesting date, or $16.47.

PENSION BENEFITS

None of the NEOs participates in or has an account balance under any pension or qualified or non-qualified defined benefit retirement plans sponsored by the Company.

NON-QUALIFIED DEFERRED COMPENSATION

None of the NEOs participates in or has an account balance under any non-qualified defined contribution plans or other non-qualified deferred compensation plans maintained by the Company.

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL OR INVOLUNTARY TERMINATION

Summary of Change in Control and Involuntary Termination Arrangements.

To promote retention of certain key executives, our Board has authorized the Company to enter into Management Continuity and Severance Agreements with each NEO. We refer to the agreements in effect as of December 31, 2015 as the “Management Agreements.” In order to be eligible to receive benefits under the Management Agreements, our NEOs and other officers must execute a general waiver and release of claims, and such release must become effective in accordance with its terms.

Change in Control.

Immediately prior to the effective date of a Change in Control, each NEO shall receive accelerated vesting (full vesting for Mr. Gray and two years vesting for our other officers) of equity awards that are held by such NEO on the effective date of such Change in Control. The Management Agreements generally define a Change in Control to mean the occurrence of a change in the majority ownership of the voting securities of the Company, a merger that results in change in the majority ownership of the voting securities of the Company, or the sale of all or substantially all of the assets (including as part of a liquidation of the Company). The table below outlines the potential payments and benefits payable to each current NEO in the event of a Change in Control (without termination of employment) of the Company, assuming such event had occurred on December 31, 2015. In April 2016, the Management Agreements with Mr. Ostrach, Dr. Coffman, Dr. Janssen and Mr. Novack were updated to eliminate this benefit and provide for full accelerated vesting in connection with a Change in Control only in the event of a related termination of employment.

Name	Aggregate Number Of Equity Award Shares Subject to Accelerated Vesting on CIC	Value of Accelerated Equity Awards(1)
Eddie Gray	448,437	$3,991,126
Michael S. Ostrach	84,081	$482,567
Robert L. Coffman, Ph.D.	68,375	$433,492
Robert Janssen, M.D.	51,895	$387,215
David F. Novack	73,497	$537,021

(1)	Represents the value of stock and accelerated stock option and award vesting if the event took place on December 31, 2015. The value is calculated based on the closing price per share on December 31, 2015. The value is calculated based on the “spread” between the closing price per share on December 31, 2015 of $24.16 and the exercise price of the vested awards, to the extent such vested awards were “in the money.”

Qualifying Termination in Connection with a Change in Control.

Under the Management Agreements, if, on or during the two-year period following a Change in Control, the NEO’s employment is involuntarily terminated, the NEO will, subject to the execution of a release of claims, be entitled to receive:

•	a lump-sum cash payment equal to a specified number of months (ranging from 12 to 24) of the executive’s then-effective annual base salary;

•	a lump-sum cash payment equal to the NEO’s target annual variable cash compensation (ranging from 100% to 200% of such target) for the year of termination;

•	cash payments equal to the applicable COBRA premiums for up to the same number of months as the NEO receives in base salary, as set forth in the first bullet (the “COBRA Payment”); and

•

the extension of exercisability of all stock options to purchase the Company’s common stock for a period of 3 years following termination of employment (but in any event not beyond each option’s expiration date).

In addition, if any payments or benefits would constitute a “parachute payment” within the meaning of Section 280G of the Code and such payments would be subject to the excise tax imposed by Section 4999 of the Code, then such payments will either be (1) provided to the NEO in full or (2) reduced to such lesser amount that would result in no portion of such payments being subject to the excise tax, whichever amount after taking into account all applicable taxes, including the excise tax, would result in the NEO’s receipt, on an after-tax basis, of the greatest amount of such payments.

Under the terms of Mr. Gray’s Management Agreement, he will receive 24 months of base salary, 200% of his target annual cash incentive, the COBRA Payment, accelerated vesting of all outstanding time-vesting options and restricted stock awards, and up to 3 years to exercise his vested options.

Our other NEOs will receive 12 months of base salary, 100% of the target annual variable cash compensation, the COBRA Payment, an additional 2 years of accelerated vesting of outstanding time-vesting options (or full acceleration after the April 2016 amendments), and up to 3 years to exercise their vested options.

The table below outlines the potential payments and benefits payable to each NEO in the event of such executive’s termination in connection with a Change in Control of the Company, assuming such event had occurred on December 31, 2015.

Name	Severance Payment	Continuation of Benefits	Value of Accelerated Stock Awards(1)	Total
Eddie Gray	$1,812,800	$52,766	$3,991,126	$5,856,692
Michael S. Ostrach	$585,000	$42,139	$482,567	$1,109,706
Robert L. Coffman, Ph.D.	$679,800	$29,649	$433,492	$1,142,941
Robert Janssen, M.D.	$554,270	$29,649	$387,215	$971,134
David F. Novack	$562,500	$42,015	$537,021	$1,141,536

(1)

Represents the value of accelerated stock option and award vesting if the event took place on December 31, 2015. The value is calculated based on the “spread” between the closing price per share on December 31, 2015 of $24.16 and the exercise price of the vested awards, to the extent such vested awards were “in the money.”

Involuntary Termination.

Under the terms of the Management Agreements, upon an “involuntary” termination without “cause” or, if applicable, upon a resignation for “good reason” (as defined below), the NEO will, subject to the execution of a release of claims, be entitled to receive:

•	a lump-sum cash payment equal to the specified number of months (ranging from 6 to 24) of the executive’s then-effective annual base salary;

•	the COBRA Payment;

•

accelerated vesting of all time-vesting options to purchase the Company’s common stock that are held by Mr. Gray (and six additional months of accelerated vesting for all other NEOs) on the effective date of termination; and

•

for Mr. Gray, the extension of exercisability of all stock options to purchase the Company’s common stock for a period of 3 years following termination of employment (but in any event not beyond each option’s expiration date).

Under the terms of the Management Agreements:

•

Mr. Gray will receive 24 months of base salary, 200% of his target annual cash incentive, the COBRA Payment, accelerated vesting of his then-outstanding employee stock options and restricted stock awards, and up to 3 years to exercise the vested options; and

•	Our other NEOs will receive 6 months of base salary, the COBRA Payment, and 6 months additional vesting.

The table below outlines the potential payments and benefits payable to each NEO in the event of such NEO’s involuntary termination had occurred on December 31, 2015.

Name	Severance Payment	Continuation of Benefits	Value of Accelerated Stock Awards(1)	Total
Eddie Gray	$1,812,800	$52,766	$3,991,126	$5,856,692
Michael S. Ostrach	$195,000	$21,069	$183,282	$399,351
Robert L. Coffman, Ph.D.	$226,600	$14,825	$153,000	$394,425
Robert Janssen, M.D.	$184,757	$14,825	$130,125	$329,707
David F. Novack	$187,500	$21,008	$208,254	$416,762

(1)

Represents the value of accelerated stock option and award vesting if the event took place on December 31, 2015. The value is calculated based on the “spread” between the closing price per share on December 31, 2015 of $24.16 and the exercise price of the vested awards, to the extent such vested awards were “in the money”.

For purposes of the Management Agreements, “cause” generally means (1) gross negligence or willful misconduct in the performance of duties to the Company, where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to the Company or its subsidiaries; (2) repeated unexplained or unjustified absence from the Company; (3) a material and willful violation of any federal or state law; (4) commission of any act of fraud with respect to the Company; or (5) conviction of a felony or a crime involving moral turpitude causing material harm to the standing and reputation of the Company, in each case as determined in good faith by the Board.

For purposes of the Management Agreements, “good reason” generally means the NEO’s voluntary termination following (1) a material reduction or change in job duties, responsibilities, and requirements inconsistent with the NEO’s position with the Company and his or her prior duties, responsibilities, and requirements, or a material change in the level of management to which the NEO reports; (2) any material reduction of base compensation (other than in connection with a general decrease in base salaries for most officers of the successor corporation); or (3) the refusal to relocate to a facility or location more than 35 miles from the Company’s current location. The NEO must provide 90 days’ notice of the event giving rise to good reason, give the Company 30 days’ to cure (if curable), and any resignation for good reason must occur within 180 days after the occurrence of the event giving rise to such resignation right.

DIRECTOR COMPENSATION

NON-EMPLOYEE DIRECTOR COMPENSATION PHILOSOPHY

Our non-employee director compensation philosophy is based on the following guiding principles:

•	Aligning the long-term interests of stockholders and directors; and

•	Compensating directors appropriately and adequately for their time, effort and experience

The elements of director compensation consist of annual cash retainers and equity awards, as well as customary and usual expense reimbursement in attending Board and committee meetings. In an effort to align the long-term interests of our stockholders and non-employee directors, the mix of cash and equity compensation has historically been, and is currently, weighted more heavily to equity.

CASH COMPENSATION ARRANGEMENTS

During 2015, each member of our Board who was not an employee or officer of the Company received the following cash compensation for Board services:

•	A $65,000 annual retainer for service as chairman of the Board and a $40,000 annual retainer for service as a member of the Board.

•	A $20,000 annual retainer for the Chair of the Audit Committee and a $7,500 annual retainer for each additional member of the Audit Committee.

•	A $15,000 annual retainer for the Chair of the Compensation Committee and a $7,000 annual retainer for each additional member of the Compensation Committee.

•	A $10,000 annual retainer for the Chair of the Nominating and Governance Committee and $5,000 annual retainer for each additional member of the Nominating and Governance Committee.

We also reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of our Board and committees of our Board.

EQUITY AWARDS

On February 5, 2015, we amended our compensation program for non-employee directors to provide that:

•

Each director and the chairman of the Board automatically receives an initial equity award, or Initial Grant, consisting of a non-qualified stock option to purchase 15,000 shares and 25,000 shares, respectively, of Dynavax common stock upon the date each such person is elected or appointed to the Board.

•

On the date of each annual meeting of the Company’s stockholders, each non-employee director also automatically receives a subsequent equity award, or Subsequent Grant, consisting of a non-qualified stock option to purchase 7,500 shares of Dynavax common stock. Based on the non-employee director’s election date, the first Subsequent Grant shall be reduced to 75% of the Subsequent Grant if the service period from the election date to the annual meeting is between 7 and 10 months, 50% of the Subsequent Grant if the service period from the election date to the annual meeting is between 4 and 7 months, and 25% of the Subsequent Grant if the service period from the election date to the annual meeting is between 1 and 4 months.

Each Initial Grant vests in equal annual installments over 4 years on the anniversary of the grant date. Each Subsequent Grant vests in full on the one-year anniversary of the grant date. The exercise price per share of each Initial Grant and Subsequent Grant shall be one hundred percent of the fair market value per share on the date of grant.

Our Board may approve additional cash and equity awards for our non-employee directors.

DIRECTOR COMPENSATION TABLE

The following table shows for the fiscal year ended December 31, 2015, certain information with respect to the compensation of all non-employee directors of the Company:

Name	Fees Earned or Paid in Cash(1)	Option Awards(2)(3)(4)	Total
Arnold L. Oronsky, Ph.D.	$72,500	$294,558	$367,058
Laura Brege(5)	$45,000	$172,902	$217,902
Francis R. Cano, Ph.D.	$52,000	$232,955	$284,955
Dennis A. Carson, M.D.	$40,000	$151,751	$191,751
Denise M. Gilbert, Ph.D.	$30,000	$—	$30,000
Daniel L. Kisner, M.D.	$57,000	$294,558	$351,558
Peggy V. Phillips	$62,500	$294,558	$357,058
Stanley A. Plotkin, M.D.	$40,000	$151,751	$191,751
Natale Ricciardi	$42,500	$130,750	$173,250

(1)	Consists of fees earned or paid in 2015 for Board and committee meeting membership as described above.

(2)

Represents the aggregate grant date fair value of stock options granted in the fiscal year in accordance with ASC 718. See note 13 of our “Notes to Consolidated Financial Statements” in our annual report on Form 10-K filed with the SEC on March 8, 2016, for a discussion of assumptions we made in determining the compensation costs included in this column.

(3)

As of December 31, 2015, each non-employee director held stock options to purchase the following numbers of shares of our common stock: Dr. Oronsky held options to purchase 32,950 shares of our common stock; Ms. Brege held options to purchase 12,675 shares of our common stock; Dr. Cano held options to purchase 25,050 shares of our common stock; Dr. Carson held options to purchase 21,750 shares of our common stock; Dr. Gilbert held options to purchase 8,500 shares of our common stock; Dr. Kisner held options to purchase 28,450 shares of our common stock; Ms. Phillips held options to purchase 32,700 shares of our common stock; Dr. Plotkin held options to purchase 20,750 shares of our common stock; and Mr. Ricciardi held options to purchase 12,750 share of our common stock.

(4)

Includes a one-time grant made to each non-employee director, except for Dr. Gilbert who resigned from the Board effective March 5, 2015, in October 2015. The one-time grant was made after taking into account the Company’s historical non-employee director compensation structure, the time commitment expected of the Company’s non-employee directors, the existing ownership position of each non-employee director, the economic position of the Company and the potential dilutive effect of equity awards on the Company’s stockholders. These one-time grants consisted of the following: Dr. Oronsky received a stock option to purchase 13,200 shares of our common stock, Ms. Brege received a stock option to purchase 8,800 shares of our common stock, Dr. Cano received a stock option to purchase 8,800 shares of our common stock, Dr. Carson received a stock option to purchase 3,000 shares of our common stock, Dr. Kisner received a stock option to purchase 13,200 shares of our common stock, Ms. Phillips received a stock option to purchase 13,200 shares of our common stock, Dr. Plotkin received a stock option to purchase 3,000 shares of our common stock and Mr. Ricciardi received a stock option to purchase 1,500 shares of our common stock.

(5)	Ms. Brege joined the Board on February 5, 2015.

EQUITY COMPENSATION PLANS

The following table shows activity under our equity compensation plans as of the fiscal year ended December 31, 2015.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders:
2004 Stock Incentive Plan	292,901	$34.83	—
2011 Equity Incentive Plan	2,780,925	$20.52	2,097,384
2014 Employee Stock Purchase Plan	—	$—	28,021	(1)
Equity compensation plans not approved by security holders:			—
2010 Employment Inducement Award Plan(2)	12,450	$16.81	—

Total	3,086,276	$21.86	2,125,405

(1)

As of December 31, 2015, an aggregate of 28,021 shares remained available for future issuance under the 2014 Employee Stock Purchase Plan, and as of April 6, 2016, up to a maximum of 9,330 shares may be purchased in the current purchase period.

(2)

In order to induce qualified individuals to join our Company, our Board adopted the 2010 Employment Inducement Award Plan, or the 2010 Inducement Plan, effective January 8, 2010, which provided for the issuance of up to 150,000 shares of Company common stock to new employees of the Company. Stockholder approval of the 2010 Inducement Plan was not required under NASDAQ Marketplace Rule 5635(c)(4). Upon the effectiveness of the 2011 Plan, no additional awards were granted under either the 2004 Stock Incentive Plan or the 2010 Inducement Plan. All shares currently subject to awards outstanding under the 2004 Stock Incentive Plan or 2010 Inducement Plan, which awards expire or are forfeited, will be included in the reserve for the 2011 Plan to the extent such shares would otherwise return to such plans. Awards granted under the 2010 Inducement Plan have a term of 10 years. Exercisability, option price and other terms are determined by the plan administrator, but the option price cannot be less than 100% of fair market value of those shares on the date of grant. Stock options granted under the 2010 Inducement Plan generally vest over a period of four years, with the exception of performance based awards which will vest upon achievement of certain performance conditions.

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES

In February 2016, our Board adopted Corporate Governance Guidelines that set forth key principles to guide the Board in its exercise of responsibilities and serve the interests of the Company and our stockholders. Our Corporate Governance Guidelines can be found on the Corporate Governance page under the Investors and Media – Corporate Governance section of our website at www.dynavax.com. In addition, these guidelines are available in print to any stockholder who requests a copy. Please direct all requests to our Corporate Secretary, Dynavax Technologies Corporation, 2929 Seventh Street, Suite 100, Berkeley, California 94710.

MAJORITY VOTE POLICY

Our Corporate Governance Guidelines include a provision whereby any nominee for director in an uncontested election would submit an offer of resignation for consideration by the Nominating and Corporate Governance Committee of the Board, if such nominee receives a greater number of “Withhold” votes than “For” votes. The Nominating and Corporate Governance Committee would then consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation. Promptly following the Board’s decision, we would disclose that decision and an explanation of such decision in a filing with the SEC or a press release.

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the NASDAQ Stock Market, or NASDAQ listing standards, and our Corporate Governance Guidelines, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. In addition, applicable NASDAQ rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees be independent within the meaning of applicable NASDAQ rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.

Consistent with these considerations, our Board undertook a review of the independence of each director and considered whether any director has a material relationship that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. After review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that the following directors are independent directors within the meaning of the applicable NASDAQ listing standards: Ms. Phillips, Ms. Brege and Mr. Ricciardi as well as Drs. Carson, Cano, Gilbert, Kisner, Oronsky and Plotkin. In making these determinations, the Board found that none of these directors has a material or other disqualifying relationship with the Company. Dr. Gilbert resigned from the Board in 2015 and was replaced by Ms. Brege.

In determining the independence of Dr. Carson, the Board took into account his role as the university-nominated representative on the evaluation committee to oversee aspects of the agreement between the Regents of the University of California and Dynavax and determined that this relationship would not interfere with Dr. Carson’s exercise of independent judgment in carrying out his responsibilities as a director.

By virtue of his employment with the Company, Eddie Gray, our Chief Executive Officer is not an independent director.

BOARD LEADERSHIP STRUCTURE

Our Board is currently chaired by Dr. Oronsky. The duties of the chairman include presiding over all meetings of the Board; preparing the agenda for Board meetings in consultation with the CEO and other members of our Board; calling and presiding over meetings of non-employee directors; and managing the Board’s process for annual evaluation of the CEO. Accordingly, the chairman has substantial ability to shape the work of our Board. Our Board currently believes that separation of the positions of chairman and CEO reinforces the independence of our Board in its oversight of our business and affairs. In addition, such separation helps create an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our Board to monitor whether management’s actions are in the best interests of our Company and its stockholders.

Our Board also believes there may be advantages to having an independent chairman for matters such as communications and relations between our Board, the CEO and other senior management and in assisting our Board in reaching consensus on particular strategies and policies. Having a chairman separate from the CEO also allows the chairman to focus on assisting the CEO and other senior management in seeking and adopting successful business strategies and risk management policies and in making successful choices in management succession.

BOARD’S ROLE IN RISK OVERSIGHT

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing the Company. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our Board does not have a standing risk management committee but rather administers this oversight function directly through our Board as a whole as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including overseeing our healthcare compliance program pertaining to healthcare laws, regulations and industry standards applicable to pharmaceutical companies. Our Audit Committee has the responsibility to oversee our major financial risk exposures and the steps our management has taken to monitor and control these exposures as well as oversight of our enterprise risk management program. The Audit Committee also monitors compliance with legal and regulatory requirements, oversees the performance of our internal audit function and approves or disapproves any related-persons transactions. Our Nominating and Governance Committee monitors the effectiveness of our corporate governance guidelines and manages the process for annual director self-assessment and evaluation of the Board. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

MEETINGS OF THE BOARD OF DIRECTORS

Our Board met six times during fiscal year 2015. All Board members attended at least 75% or more of the aggregate of the meetings of the Board and of the committees, on which the member served, held during the period of services as a director or committee member.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The following table provides membership and meeting information for fiscal year 2015 for each of the Board committees:

Name	Audit		Compensation		Nominating
Arnold L. Oronsky, Ph.D.	X
Francis R. Cano, Ph.D.			X		X
Laura Brege(1)	X	*
Daniel L. Kisner, M.D.			X		X	*
Peggy V. Phillips	X		X	*
Natale Ricciardi					X
Total Members(2)	3		3		3
Total Meetings	4		7		1

*	Committee Chairperson

(1)	Dr. Gilbert resigned from the Board after the Audit Committee meeting effective March 5, 2015, and Ms. Laura Brege became the chairperson of the Audit Committee thereafter.

(2)	As of December 31, 2015.

Below is a description of each committee of our Board. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. Our Board has determined that each member of each committee meets the applicable NASDAQ listing standards and related rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee for 2015 was comprised of three directors: Dr. Gilbert (Chairperson), Dr. Oronsky and Ms. Phillips. Dr. Gilbert was the Chairperson of the Audit Committee until she resigned from the Board after the Audit Committee meeting effective March 5, 2015. Ms. Brege replaced Dr. Gilbert as the Chairperson of the Audit Committee. In addition to determining that all members of the Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards), the Board determined that Dr. Gilbert and later Ms. Brege qualified as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Dr. Gilbert’s and Ms. Brege’s level of knowledge and experience based on a number of factors, including each of Dr. Gilbert and Ms. Brege’s formal education and experience as a chief financial officer. The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The Audit Committee operates under a written charter that is available on the Company’s website at http://investors.dynavax.com/corporate-governance.cfm.

Among other things, the charter specifically requires our Audit Committee to:

•	review and monitor the policies and procedures adopted by the Company to fulfill its responsibilities regarding the fair and accurate presentation of the Company’s financial statements;

•	appoint, compensate, and oversee the work of the Company’s independent registered public accounting firm;

•	approve and monitor all audit and non-audit services performed by the Company’s independent registered public accounting firm;

•	investigate, review and report the propriety and ethical implications of any transactions between the Company and any related persons;

•	consult and discuss with management and the independent registered public accounting firm regarding the effectiveness of the Company’s internal controls over financial reporting;

•

establish procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	review and evaluate the Company’s accounting principles and systems of internal controls; and

•

review and discuss the disclosure of the Company’s annual audited financial statements and quarterly financial statements, including reviewing the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Management is responsible for the financial reporting process, including the system of internal controls and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. Ernst & Young, the Company’s independent registered public accounting firm, is responsible for auditing or reviewing those financial statements. The Audit Committee monitors and reviews these processes.

Report of the Audit Committee of the Board of Directors

During 2015, the Audit Committee met on four occasions. During these meetings the Committee met with Ernst & Young, without the presence of the Company’s management. During the course of these meetings, we:

•

discussed with management and Ernst & Young management’s continued testing and evaluation of its system of internal control over financial reporting. We also reviewed Ernst & Young’s Report of Independent Registered Public Accounting Firm included in the Annual Report on Form 10-K, or Annual Report, related to its audit of the effectiveness of the Company’s internal control over financial reporting;

•

reviewed and discussed with management and Ernst & Young the annual audited financial statements before filing the Annual Report with the SEC, addressing the acceptability of the Company’s accounting principles and such other matters as applicable auditing standards require us to discuss; the Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees (“AS 16”) , as adopted by the Public Company Accounting Oversight Board (“PCAOB”) and recommended to the Board that the financial statements should be included in the Annual Report;

•

reviewed and discussed with management and Ernst & Young the Company’s quarterly unaudited financial statements before the issuance of its quarterly financial results press releases and the filing of its Quarterly Reports on Form 10-Q with the SEC;

•	discussed with management and Ernst & Young significant financial reporting matters, including liquidity and capital requirements, and the accounting for significant transactions;

•	appointed and oversaw the work and compensation of Ernst & Young, including the review of engagement agreement terms;

•

reviewed and provided guidance with respect to the external audit and the Company’s relationship with Ernst & Young by (1) reviewing Ernst & Young’s proposed audit scope, approach, compensation and independence; (2) obtaining written statements and disclosures from Ernst & Young regarding relationships and services with the Company which may impact independence as required by Ethics and Independence Rule 3526, “Communications with Audit Committees Concerning Independence”; (3) discussing with Ernst & Young the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and whether there were disagreements with management; and (4) obtaining assurance from Ernst & Young that the requirements of Section 10A of the Exchange Act have been met; and

•	reviewed, in conjunction with the Company’s legal counsel, all legal matters that could have a significant impact on the Company’s financial statements or compliance policies.

Based on our reviews and discussions as described above, and based on the report of Ernst & Young, we recommended to the Board, and the Board approved, that the audited financial statements be included in the Company’s Annual Report for the year ended December 31, 2015, filed with the SEC. We also approved, subject to stockholder ratification, the selection of Ernst & Young as the Company’s independent registered public accounting firm for 2016. In making this recommendation, we considered whether Ernst & Young’s provision of services other than audit services is compatible with maintaining independence of our independent registered public accounting firm. Although we have the sole authority to appoint the independent registered public accounting firm, we continued the long-standing practice of recommending that the Board ask the stockholders at their Annual Meeting to ratify the appointment of Ernst & Young as the Company’s independent registered public accounting firm.

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Ms. Laura Brege, Chairperson

Dr. Arnold L. Oronsky, Ph.D.

Ms. Peggy V. Phillips

Compensation Committee

Our Compensation Committee is composed of three directors: Ms. Phillips (Chairperson) and Drs. Kisner and Cano. All members of the Compensation Committee are independent as required by NASDAQ Rule 5605(d) (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards), are “outside directors” for purposes of Section 162(m) of the Code and are “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

The Compensation Committee acts on behalf of the Board to review, recommend for adoption, and oversee the Company’s compensation strategy, policies, plans and programs. The Compensation Committee operates under a written charter that is available on the Company’s website at http://investors.dynavax.com/corporate-governance.cfm. Among other things, the charter specifically requires our Compensation Committee to:

•

Annually review and approve the Company’s corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of such goals and objectives, and recommend to the Board the CEO’s compensation level based on this evaluation. In determining the long-term incentive component of the CEO’s compensation, the Compensation Committee will consider the Company’s performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the Company’s CEO in past years;

•	annually review and make recommendations to the Board with respect to incentive compensation plans and equity-based plans;

•

administer the Company’s incentive-compensation plans and equity-based plans as in effect and as adopted from time to time by the Board provided that the Board shall retain the authority to interpret such plans;

•

annually review and approve for the Company’s executive officers as defined in Rule 16a-1(f) of the Exchange Act: i) annual base salary levels; ii) annual incentive compensation levels; iii) long-term incentive compensation levels; and iv) employment agreements, severance agreements, change of control agreements/provisions and any other compensatory arrangements, in each case as, when and if appropriate;

•	make regular reports to the Board; and

•

perform such other functions and have such other powers consistent with the Compensation Committee Charter, the Company’s Bylaws and governing laws as the Compensation Committee or the Board may deem appropriate.

Under its charter, our Compensation Committee may form, and delegate authority to, subcommittees, as appropriate. Our Compensation Committee has authorized and delegated authority to our CEO to grant stock options to employees and consultants who are not officers of the Company from pre-approved pools and in accordance with guidelines designated for new hire and annual grants. The purpose of this delegation is to enhance the flexibility of option administration within the Company and to facilitate the timely grant of options to non-executive employees, particularly new employees, within specified limits and values approved by our Compensation Committee.

During 2015, our Compensation Committee met seven times to review disclosure and certification requirements regarding executive compensation and to discuss our current compensation practices. During the course of these meetings, we:

•	assessed the achievement of corporate goals as they related to executive compensation during the first quarter of the year;

•	reviewed and approved corporate and NEO annual goals for the new year in the first quarter;

•	reviewed and recommended to the Board annual compensation, cash incentive payment and equity incentive awards for Mr. Gray;

•	approved performance and related compensation payments to the Company’s other NEOs, including annual compensation, cash incentive payments and equity incentive awards;

•	reviewed and approved a retention program for key employees critical to the approval of HEPLISAV-B and advancing the Company’s oncology program;

•	reviewed and approved the share request to be added to the Amended 2011 Plan and updates related to Section 162(m);

•	approved an aggregate limit on options subject to grant by Mr. Gray based on approved hiring plans and ranges of grants for prospective hires.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2015, Ms. Phillips and Drs. Cano and Kisner, each served as a member of the Compensation Committee. None of the members of our Compensation Committee at any time has been one of our officers or employees or an officer or employee of one of our subsidiaries at any time during the fiscal year ended December 31, 2015. None of our executive officers currently serve, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our Board or Compensation Committee.

Nominating and Governance Committee

Our Nominating and Governance Committee is composed of three directors: Drs. Kisner (Chairperson) and Cano, and Mr. Ricciardi. All members of the Nominating and Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Nominating and Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors and identifying with the CEO candidates for appointment or election to the Board.

In identifying potential director candidates, the Nominating and Governance Committee considers Board candidates through a variety of methods and sources. These include suggestions from current Board members, senior management, stockholders, professional search firms and other sources. At this time, the Nominating and Governance Committee does not have a policy with regard to the consideration of director candidates recommended by stockholders. Our Nominating and Corporate Governance Committee reviews all candidates in the same manner regardless of the source of the recommendation. In the case of a new director candidate, the Nominating and Governance Committee also determines whether the nominee is independent based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Among the qualifications to be considered in the selection of candidates are broad experience in business, finance or administration, familiarity with the Company’s industry, and prominence and reputation. Since prominence and reputation in a particular profession or field of endeavor are what bring most persons to the Board’s attention, there is further consideration of whether the individual has the time available to devote to the work of the Board and one or more of its committees. In addition, our Nominating and Governance Committee will consider whether the candidate assists in achieving a mix of members that represents a diversity of backgrounds and experience, including with respect to age, gender, international background, race and specialized experience. Each year, our Nominating and Governance Committee reviews its Board membership criteria and assesses the composition of the Board against the criteria.

The Nominating and Governance Committee discussed committee business a number of times during the year and held one formal meeting. The Nominating and Governance Committee has adopted a written charter that is available to stockholders on the Company’s website at http://investors.dynavax.com/corporate-governance.cfm.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders may communicate with our Board by directing comments, concerns, and questions to the Corporate Secretary at Dynavax Technologies Corporation, 2929 Seventh Street, Suite 100, Berkeley, California 94710. Communications will be distributed to the Board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, our Board has requested that certain items that are unrelated to the duties and responsibilities of the Board be filtered, including product complaints or inquiries, new product suggestions, résumés and other forms of job inquiries, surveys, or business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-employee director upon request. Stockholders may also communicate with our Board as a group through our website at http://investors.dynavax.com/contactBoard.cfm. All communications directed to the Audit Committee in accordance with our whistleblower policy that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the chairperson of the Audit Committee. Every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent.

CERTAIN TRANSACTIONS

There has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any current director, executive officer, holder of more than 5% of our common stock or any immediate family member of any of the foregoing persons had or will have a direct or indirect material interest other than compensation arrangements, described under the sections entitled “Executive Compensation” and “Compensation of Directors,” other than with respect to the indemnification agreements described below, and as described below under “Participation in Public Offering.”

Certain Transactions With or Involving Related Persons

Participation in Public Offering

On July 28, 2015, we completed an underwritten public offering of 5,227,273 shares of our common stock at a price to the public of $27.50 per share. Net cash proceeds from the public offering were approximately $135 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. Based on information provided to us, Federated Investors, Inc., which beneficially own more than 5% of our outstanding common stock, purchased 100,000 shares in the public offering from the underwriters for a total purchase price of $2.8 million (based on the price to the public of $27.50 per share). To our knowledge, no other holder of 5% or more of our outstanding common stock participated in the offering. None of our directors or executive officers participated in the offering, nor did any of such persons have a direct or indirect material interest in the offering. Since this offering was public, with the price to the public in the offering determined by a book building process with the underwriters, the offering was not specifically reviewed in advance as a related-party transaction. However, the offering was approved by our Board and a Pricing Committee of our Board, and consistent with our Audit Committee charter, the Audit Committee subsequently reviewed the offering.

Indemnity Agreements

We have entered into indemnity agreements with some of our officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law.

Policies and Procedures

Our Audit Committee is responsible for reviewing and approving all related party transactions, which would include a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000, not including transactions involving compensation for services provided to Dynavax as an employee, director, consultant or similar capacity by a related person. Related parties include any of our directors or executive officers, certain of our stockholders and their immediate family members. This obligation is set forth in writing in the Audit Committee charter. A copy of the Audit Committee charter is available on our website at www.dynavax.com in the Investor Relations section under “Corporate Governance.”

Where a transaction has been identified as a related-person transaction, management would present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation would include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to Dynavax of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, the Audit Committee relies on information supplied by our executive officers and directors. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to Dynavax, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. In determining whether to approve, ratify or reject a related-person transaction, the Audit Committee considers, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of Dynavax and our stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2015, such SEC filing requirements were satisfied.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted the Dynavax Code of Business Conduct and Ethics that applies to all officers, directors and employees. Our Code of Business Conduct and Ethics is available upon written request. We will provide a written copy of the Dynavax Code of Business Conduct and Ethics to anyone without charge, upon request written to Dynavax Technologies Corporation, Attention: Chief Compliance Officer, 2929 Seventh Street, Suite 100, Berkeley, California 94710-2753, (510) 848-5100. If we make any substantive amendments to or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website. There have been no waivers under the Code of Business Conduct and Ethics as of April 6, 2016.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of January 29, 2016 by: (i) each director and nominee for director; (ii) the NEOs; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

Name and Address of Beneficial Holder	Number of Shares(2)	Percent of Shares Beneficially Owned(3)
5% Stockholders:

BlackRock, Inc.(4)	2,240,598	5.83%
40 East 52nd Street
New York, New York 10022
Federated Investors, Inc.(5)	2,977,629	7.74%
Federated Investors Tower
Pittsburgh, Pennsylvania 15222-3779
FMR, LLC(6)	2,636,982	6.86%
245 Summer Street
Boston, Massachusetts 02210
OrbiMed Advisors LLC(7)	2,472,200	6.43%
601 Lexington Avenue, 54th Floor
New York, NY 10022

NEOs and Directors(1)
Eddie Gray(8)	282,188	*
Michael S. Ostrach(9)	134,120	*
Robert L. Coffman, Ph.D.(10)	115,933	*
Robert Janssen, M.D.(11)	50,221	*
David F. Novack(12)	55,001	*
Arnold L. Oronsky, Ph.D.(13)	48,756	*
Laura Brege(14)	500	*
Francis R. Cano, Ph.D.(15)	14,950	*
Dennis A. Carson, M.D.(16)	18,062	*
Daniel L. Kisner, M.D.(17)	9,250	*
Peggy V. Phillips(18)	25,802	*
Stanley A. Plotkin, M.D.(19)	11,250	*
Natale Ricciardi(20)	2,750	*
All executive officers and directors as a group (13 persons)(21)	768,783	2.00%

*	Less than one percent.

(1)	The address of each of the NEOs and directors is c/o Dynavax Technologies Corporation, 2929 Seventh Street, Suite 100, Berkeley, California 94710.

(2)

To our knowledge, except as set forth in the footnotes to this table, and subject to applicable community property laws, each person named in this table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

(3)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities. Shares of our common stock subject to options currently exercisable or that will become exercisable within 60 days after January 29, 2016, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Applicable percentages are based on 38,459,964 shares of our common stock outstanding as of January 29, 2016, adjusted as required by the rules of the SEC.

(4)

This information is based solely on a Schedule 13G/A filed by BlackRock, Inc., on January 26, 2016, with the SEC. BlackRock beneficially owns and has sole dispositive power over 2,240,598 shares of common stock, of which 2,154,041 are held with sole voting power. The address of the principal business and office of BlackRock, Inc. and its affiliates is BlackRock Inc., 40 East 52nd Street, New York, NY 10022. The Schedule 13G/A provides information only as of December 31, 2015, and, consequently, the beneficial ownership of the above-mentioned reporting person may have changed between December 31, 2015 and January 29, 2016.

(5)

This information is based solely on a Schedule 13G/A filed by Federated Investors, Inc., on February 11, 2016, with the SEC. Federated Investors, Inc. (the “Parent”) is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp. (the “Investment Advisers”), which act as investment advisers to registered investment companies and separate accounts that own shares of common stock. The Investment Advisers are wholly owned subsidiaries of FII Holdings, Inc., which is wholly owned subsidiary of the Parent. All of the Parent’s outstanding voting stock is held in the Voting Shares Irrevocable Trust (the “Trust”) for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees (collectively, the “Trustees”). The Parent and the Trust each have sole voting power over all 2,977,629 shares of common stock. The Trustees have joined in filing the Schedule 13G because of the collective voting control that they exercise over the Parent. In accordance with Rule 13d-4 under the Securities Act of 1934, as amended, the Parent, the Trust, and each of the Trustees declare that this statement should not be construed as an admission that they are the beneficial owners, and the Parent, the Trust, and each of the Trustees expressly disclaim beneficial ownership. The address of the principal business and office of Federated Investors, Inc. and its affiliates is Federated Investors Towers, Pittsburgh, PA 15222-3779. The Schedule 13G/A provides information only as of December 31, 2015, and, consequently, the beneficial ownership of the above-mentioned reporting person may have changed between December 31, 2015 and January 29, 2016.

(6)

This information is based solely on a Schedule 13G filed by FMR, LLC, on February 12, 2016, with the SEC. FMR, LLC beneficially owns and has sole dispositive power over 2,636,982 shares of common stock, of which 500 are held with sole voting power. Abigail P. Johnson, is a Director, the Vice Chairman, the Chief Executive Officer and President of FMR, LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, LLC, representing 49% of the voting power of FMR, LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR, LLC. Neither FMR, LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR, LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of the principal business and office of FMR, LLC. and its affiliates is, 245 Summer Street, Boston, Massachusetts 02210. The Schedule 13G provides information only as of December 31, 2015, and, consequently, the beneficial ownership of the above-mentioned reporting person may have changed between December 31, 2015 and January 29, 2016.

(7)

This information is based solely on a Schedule 13G filed by OrbiMed Advisors, LLC, on February 16, 2016, with the SEC. OrbiMed Advisors, LLC beneficially owns and has shared dispositive power over 770,800 shares of common stock. OrbiMed Capital, LLC beneficially owns and has shared dispositive power over 1,701,400 shares of common stock. Samuel D. Isaly, as the managing member of OrbiMed Advisors, LLC and OrbiMed Capital, LLC, beneficially owns and has shared dispositive power over 2,472,200 shares of common stock. The address of the principal business and office of OrbiMed Advisors LLC. and its affiliates is, 601 Lexington Avenue, 54th Floor, New York, NY 10022. The Schedule 13G provides information only as of December 31, 2015, and, consequently, the beneficial ownership of the above-mentioned reporting person may have changed between December 31, 2015 and January 29, 2016.

(8)	Consists of 2,500 shares of common stock owned directly by Mr. Gray and options to purchase 279,688 shares of common stock exercisable within 60 days of January 29, 2016.

(9)	Consists of 8,772 shares of common stock owned directly by Mr. Ostrach and options to purchase 125,348 shares of common stock exercisable within 60 days of January 29, 2016.

(10)	Consists of 6,308 shares of common stock owned directly by Dr. Coffman and options to purchase 109,625 shares of common stock exercisable within 60 days of January 29, 2016.

(11)

Consists of 3,596 shares of common stock owned directly by Dr. Janssen, 948 of which were purchased through the employee stock purchase plan; and options to purchase 46,625 shares of common stock exercisable within 60 days of January 29, 2016.

(12)

Consists of 1,510 shares of common stock owned directly by Mr. Novack, 1,060 of which were purchased through the employee stock purchase plan; and options to purchase 53,491 shares of common stock exercisable within 60 days of January 29, 2016.

(13)	Consists of 37,506 shares of common stock owned directly by Dr. Oronsky and options to purchase 11,250 shares of common stock exercisable within 60 days of January 29, 2016.

(14)	Consists of options to purchase 500 shares of common stock exercisable within 60 days of January 29, 2016.

(15)	Consists of 6,200 shares of common stock owned directly by Dr. Cano and options to purchase 8,750 shares of common stock exercisable within 60 days of January 29, 2016.

(16)	Consists of 6,812 shares of common stock owned directly by Dr. Carson and options to purchase 11,250 shares of common stock exercisable within 60 days of January 29, 2016.

(17)	Consists of 1,500 shares of common stock owned directly by Dr. Kisner and options to purchase 7,750 shares of common stock exercisable within 60 days of January 29, 2016.

(18)	Consists of 13,802 shares of common stock owned directly by Ms. Phillips and options to purchase 12,000 shares of common stock exercisable within 60 days of January 29, 2016.

(19)	Consists of 1,000 shares of common stock owned directly by Dr. Plotkin and options to purchase 10,250 shares of common stock exercisable within 60 days of January 29, 2016.

(20)	Consists of options to purchase 2,750 shares of common stock exercisable within 60 days of January 29, 2016.

(21)

Total number of shares includes 89,506 shares of common stock in aggregate held as of January 29, 2016, by our executive officers and directors and entities affiliated with such executive officers and directors. Also includes options to purchase 679,277 shares of common stock exercisable within 60 days of January 29, 2016.

PERFORMANCE GRAPH

The chart below compares total stockholder return on an investment of $100 in cash on December 31, 2010, for: our common stock, The NASDAQ Stock Market (U.S. companies), and the NASDAQ Pharmaceutical Preparation Index. All values assume reinvestment of the full amount of all dividends.

Note: Dynavax management cautions that the stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.

This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Dynavax Technologies Corporation under the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Michael S. Ostrach
Michael S. Ostrach Secretary

April 22, 2016

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, is available without charge upon written request to: Dynavax Technologies Corporation, Attention: Corporate Secretary, 2929 Seventh Street, Suite 100, Berkeley, California 94710.

Appendix A

DYNAVAX TECHNOLOGIES CORPORATION

2011 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: NOVEMBER 12, 2010

APPROVED BY THE STOCKHOLDERS: JANUARY 5, 2011

AMENDED AND RESTATED BY THE BOARD OF DIRECTORS: APRIL 10, 2013

APPROVED BY THE STOCKHOLDERS: MAY 29, 2013

AMENDED AND RESTATED BY THE COMPENSATION COMMITTEE: APRIL 16, 2015

APPROVED BY THE STOCKHOLDERS: MAY 27, 2015

AMENDED AND RESTATED BY THE BOARD OF DIRECTORS: APRIL 22, 2016

APPROVED BY THE STOCKHOLDERS: [            , 2016]

TERMINATION DATE: NOVEMBER 11, 2020

1.	GENERAL.

(a) Successor to and Continuation of Prior Plans. The Plan is intended as the successor to and continuation of the Dynavax Technologies Corporation 2004 Stock Incentive Plan (the “2004 Plan”), the Dynavax Technologies Corporation 2010 Employment Inducement Award Plan (the “2010 Inducement Plan”), and the Dynavax Technologies Corporation 1997 Equity Incentive Plan (the “1997 Plan,” and together with the 2004 Plan and the 2010 Inducement Plan, the “Prior Plans”). Following the Effective Date, no additional stock awards shall be granted under the Prior Plans. Any available shares that, as of the Effective Date, are reserved under the Prior Plans but not subject to stock awards that have been granted under the Prior Plans as of the Effective Date, less any shares that may be added to the 2004 Plan share reserve on the first business day in 2011 by operation of the evergreen provision in Section 3(a) of the 2004 Plan (such number of available shares, the “Prior Plans’ Available Reserve”) shall become available for issuance pursuant to Stock Awards granted hereunder. From and after the Effective Date, all outstanding stock awards granted under the Prior Plans shall remain subject to the terms of the applicable Prior Plan; provided, however, any shares subject to outstanding stock awards granted under the Prior Plans that expire or terminate for any reason prior to exercise or settlement or are forfeited because of the failure to meet a contingency or condition required to vest such shares, to the extent such shares would have otherwise returned to a Prior Plan in accordance with its terms had such Prior Plan been in active existence at such time, (such shares, the “Returning Shares”) shall become available for issuance pursuant to Awards granted hereunder as provided in Section 3(a) below. All Awards granted on or after the Effective Date of this Plan shall be subject to the terms of this Plan.

(b) Eligible Award Recipients. The persons eligible to receive Awards are Employees and Directors.

(c) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(d) Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(b), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.

2.	ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(v) To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to bring the Plan or Awards granted under the Plan into compliance therewith, subject to the limitations, if any, of applicable law. However, except as provided in Section 9(a) relating to Capitalization Adjustments, to the extent required by applicable law or listing requirements, stockholder approval shall be required for any amendment of the Plan that either (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (D) materially extends the term of the Plan, or (E) expands the types of Awards available for issuance under the Plan. Except as provided above, rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding “incentive stock options” or (C) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that except with respect to amendments that disqualify or impair the status of an Incentive Stock Option, a Participant’s rights under any Award shall not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent if necessary to maintain the qualified status of the Award as an Incentive Stock Option or to bring the Award into compliance with Section 409A of the Code.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees or Directors who are foreign nationals or employed outside the United States.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d) Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are providing Continuous Service to the Company or any of its Subsidiaries who are not Officers to be recipients of Options and Stock Appreciation Rights (and, to the extent permitted by applicable law, other Stock Awards) and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding the foregoing, the Board may not delegate authority to an Officer to determine the Fair Market Value pursuant to Section 13(w)(iii) below.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(f) Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee shall have the authority to: (i) reduce the exercise price of any outstanding Options or Stock Appreciation Rights under the Plan, or (ii) cancel any outstanding Options or Stock Appreciation Rights that have an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

3.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve.

(i) Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date shall not exceed 8,743,442 shares (the “Share Reserve”), which number is the sum of (i) 60,889 shares (which is the number of shares subject to the Prior Plans’ Available Reserve),1 (ii) an additional 1,500,000 shares that were approved at the Company’s 2011 Special Meeting of Stockholders,2 (iii) an additional 1,000,000 shares that were approved at the Company’s 2013 Annual Meeting of Stockholders,3 (iv) an additional 2,250,000 shares that were approved at the Company’s 2015 Annual Meeting of Stockholders, (v) an additional 3,200,000 shares that were approved at the Company’s 2016 Annual Meeting of Stockholders, and (vi) an additional number of shares in an amount not to exceed 732,553 shares (which number consists of the Returning Shares, if any, as such shares become available from time to time).4

(ii) Subject to Section 3(b), the number of shares of Common Stock available for issuance under the Plan will be reduced by: (A) one share for each share of Common Stock issued pursuant to an Appreciation Award granted under the Plan; (B) one share for each share of Common Stock issued pursuant to a Full Value Award granted under the Plan prior to May 27, 2015; (C) 1.33 shares for each share of Common Stock issued pursuant to a Full Value Award granted under the Plan on or after May 27, 2015 but prior to May 31, 2016; and (D) 1.60 shares for each share of Common Stock issued pursuant to a Full Value Award granted under the Plan on or after May 31, 2016.

(iii) Subject to Section 3(b), the number of shares of Common Stock available for issuance under the Plan will be increased by: (A) one share for each Returning Share or 2011 Plan Returning Share (as defined in Section 3(b)(i)) subject to an Appreciation Award; (B) one share for each Returning Share or 2011 Plan Returning Share subject to a Full Value Award that returns to the Plan prior to May 27, 2015; (C) 1.33 shares for each Returning Share or 2011 Plan Returning Share subject to a Full Value Award that returns to the Plan on or after May 27, 2015 but prior to May 31, 2016; and (D) 1.60 shares for each Returning Share or 2011 Plan Returning Share subject to a Full Value Award that returns to the Plan on or after May 31, 2016.

(iv) For clarity, the limitation in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance shall not reduce the number of shares available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve.

(i) Shares Available For Subsequent Issuance. The following shares of Common Stock (collectively, the “2011 Plan Returning Shares”) will become available again for issuance under the Plan: (A) any shares subject to a Stock Award that are not issued because such Stock Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Stock Award having been issued; (B) any shares subject to a Stock Award that are not issued because such Stock Award or any portion thereof is settled in cash; and (C) any shares issued pursuant to a Stock Award that are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares.

(ii) Shares Not Available For Subsequent Issuance. The following shares of Common Stock will not become available again for issuance under the Plan: (A) any shares that are reacquired or withheld (or not issued) by

[1]	The 608,892 shares that were originally subject to the Prior Plans’ Available Reserve were adjusted to 60,889 shares pursuant to a 1-for-10 reverse stock split effective November 7, 2014.
[2]	The 15,000,000 shares approved at the Company’s 2011 Special Meeting of Stockholders were adjusted to 1,500,000 shares pursuant to a 1-for-10 reverse stock split effective November 7, 2014.
[3]	The 10,000,000 shares approved at the Company’s 2013 Annual Meeting of Stockholders were adjusted to 1,000,000 shares pursuant to a 1-for-10 reverse stock split effective November 7, 2014.
[4]	The 7,325,537 shares that were originally Returning Shares were adjusted to 732,553 shares pursuant to a 1-for-10 reverse stock split effective November 7, 2014.

the Company to satisfy the exercise or purchase price of a Stock Award granted under the Plan or a stock award granted under any of the Prior Plans (including any shares subject to such award that are not delivered because such award is exercised through a reduction of shares subject to such award (i.e., “net exercised”)); (B) any shares that are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with a Stock Award granted under the Plan or a stock award granted under any of the Prior Plans; and (C) any shares repurchased by the Company on the open market with the proceeds of the exercise or purchase price of a Stock Award granted under the Plan or a stock award granted under any of the Prior Plans.

(c) Incentive Stock Option Limit. Subject to the Share Reserve and the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be eleven million (11,000,000) shares of Common Stock.

(d) Section 162(m) Limitations. Subject to the Share Reserve and the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, the following limitations will apply.

(i) A maximum of one million (1,000,000) shares of Common Stock subject to Options, Stock Appreciation Rights and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award is granted may be granted to any Participant during any calendar year. Notwithstanding the foregoing, if any additional Options, Stock Appreciation Rights or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award is granted are granted to any Participant during any calendar year, compensation attributable to the exercise of such additional Stock Awards shall not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Stock Awards are approved by the Company’s stockholders.

(ii) A maximum of one million (1,000,000) shares of Common Stock subject to Performance Stock Awards may be granted to any Participant during any calendar year (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals).

(iii) A maximum of five million dollars ($5,000,000) subject to Performance Cash Awards may be granted to any Participant during any calendar year.

(e) Non-Employee Director Compensation Limit. The aggregate value of all cash and equity-based compensation granted or paid, as applicable, by the Company to any individual for service as a Non-Employee Director with respect to any fiscal year of the Company will not exceed (i) a total of two hundred thousand dollars ($200,000) with respect to any such cash compensation and (ii) eight hundred thousand dollars ($800,000) in total value with respect to any such equity-based compensation (including Awards and any other equity-based awards), calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes. The Board may make an exception to the applicable limit in this Section 3(e) for any Non-Employee Director in extraordinary circumstances, as the Board may determine in its discretion, provided that any Non-Employee Director who is granted or paid such additional compensation may not participate in the decision to grant or pay such additional compensation.

(f) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.	ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e)

and (f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees and Directors; provided, however, that Nonstatutory Stock Options and SARs may not be granted to Employees and Directors who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code because the Stock Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5.	PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Option Agreement or Stock Appreciation Right Agreement shall conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR shall be exercisable after the expiration of seven (7) years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price (or strike price) of each Option or SAR shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Option or SAR is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise price (or strike price) lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR if such Option or SAR is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if the option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board and specified in the applicable award agreement.

(d) Exercise and Payment of a SAR. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs shall apply:

(i) Restrictions on Transfer. An Option or SAR shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may, in its sole discretion, permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option or SAR may be transferred pursuant to a domestic relations order; provided, however, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate shall be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise.

(f) Vesting.

(i) General. The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f)(i) are subject to Section 5(f)(ii) and any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(ii) Minimum Vesting Requirements. No Option or SAR granted on or after May 31, 2016 may vest or be exercisable until at least twelve (12) months following the date of grant of the Option or SAR; provided, however, that up to 5% of the Share Reserve (as defined in Section 3(a)(i)) may be subject to Options or SARs granted on or after May 31, 2016 that do not meet such vesting and exercisability requirements.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause or upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(h) Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause or upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR shall terminate on the earlier of (i) the expiration of a total period of three (3) months (that need not be consecutive) after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR shall terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR (as applicable) shall terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR shall terminate upon the date on which the event giving rise to the termination occurred, and the Participant shall be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l) Non-Exempt Employees. Subject to Section 5(f)(ii), no Option or SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Participant’s death or Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines), any such vested Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

6.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award that may vest or may be exercised contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Stock Award to be deferred to a specified date or event. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award that may be paid contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Cash Award to be deferred to a specified date or event. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii) Section 162(m) Compliance. Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee shall establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period, or (b) the date on which twenty-five percent (25%) of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction of any completion of any Performance Goals, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of shares of Common Stock, Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, shall determine.

(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.	COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant shall not be eligible for the grant of a Stock Award or the subsequent issuance of Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the

Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

8.	MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

(c) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Stock Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, or (ii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(f) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g) Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(h) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically, filed publicly with at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet.

(i) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j) Compliance with Section 409A. To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code.

(k) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

9.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any Participant pursuant to Section 3(d), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the holder of the Stock Award or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board shall take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction;

(iv) arrange for the lapse of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants.

(d) Change in Control. In the event of a Change in Control, the Board shall have the discretion to take any one or more of the actions set forth in Section 9(c)(i)-(vi) with respect to Stock Awards, contingent upon the closing or completion of the Change in Control; provided, however, that for such purpose, the term “Corporate Transaction” in Section 9(c)(i)-(vi) will mean “Change In Control.” A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant.

(e) Parachute Payments. Unless otherwise provided in an agreement between a Participant and the Company, if any payment or benefit the Participant would receive pursuant to a Change in Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Participant’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order: (A) reduction of cash payments; (B) cancellation of accelerated vesting of equity awards other than stock options; (C) cancellation of accelerated vesting of stock options; and (D) reduction of other benefits paid to Employee. Within any such category of payments and benefits (that is, (A), (B), (C) or (D)), a reduction shall occur first with respect to amounts that are not “deferred compensation” within the meaning of Section 409A and then with respect to amounts that are. In the event that acceleration of compensation from a Participant’s equity awards is to be reduced, such acceleration of vesting shall be canceled, subject to the immediately preceding sentence, in the reverse order of the date of grant. The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder. The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Participant and the Company within fifteen (15) calendar days after the date on which the Participant’s right to a Payment is triggered (if requested at that time by the Participant or the Company) or such other time as reasonably requested by the Participant or the Company. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Participant and the Company.

10.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless terminated sooner by the Board, the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

11.	EFFECTIVE DATE OF PLAN.

The Plan became effective on January 5, 2011, which is the date on which the Company filed a Certificate of Amendment of the Company’s Sixth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware following the approval of the Plan by the stockholders of the Company.

12.	CHOICE OF LAW.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.	DEFINITIONS. As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Appreciation Award” means (i) a stock option or stock appreciation right granted under any of the Prior Plans or (ii) an Option or Stock Appreciation Right, in each case with respect to which the exercise or strike price is at least one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the stock option or stock appreciation right, or Option or Stock Appreciation Right, as applicable, on the date of grant.

(c) “Award” means a Stock Award or a Performance Cash Award.

(d) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(e) “Board” means the Board of Directors of the Company.

(f) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards No. 123 (revised). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

(g) “Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term shall mean, with respect to a Participant, the occurrence of any of the following events: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Company or Affiliate documents or records; (ii) the Participant’s material failure to abide by the code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct) of the Company or an Affiliate; (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a the Company or an Affiliate (including, without limitation, the Participant’s improper use or disclosure of confidential or proprietary information of the Company or an Affiliate); (iv) any intentional act by the Participant which has a material detrimental effect on the reputation or business of the Company or an Affiliate; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from the Company or an Affiliate, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment or service agreement between the Participant and the Company or an Affiliate, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(h) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv) over a period of twelve (12) months or less, individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(i) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(j) “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(k) “Common Stock” means the common stock of the Company.

(l) “Company” means Dynavax Technologies Corporation, a Delaware corporation.

(m) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee or Director, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(n) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) the consummation of a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) the consummation of a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(o) “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code.

(p) “Director” means a member of the Board.

(q) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r) “Effective Date” means the effective date of the Plan as set forth in Section 11.

(s) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(t) “Entity” means a corporation, partnership, limited liability company or other entity.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(w) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x) “Full Value Award” means (i) a stock award granted under any of the Prior Plans or (ii) a Stock Award, in each case that is not an Appreciation Award.

(y) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(z) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(aa) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(bb) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(cc) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(dd) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(ee) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ff) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(gg) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(hh) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(ii) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(jj) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(kk) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(ll) “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price or stock price performance; (viii) margin (including gross margin); (ix) net income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xviii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxviii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; (xxxiii) submission to, or approval by, a regulatory body (including but not limited to the U.S. Food and Drug Administration) of an applicable filing for a product candidate or other product development milestones; (xxxiv) acquisitions, divestitures, joint ventures, strategic alliances, licenses or collaborations; (xxxv) spin-offs, split-ups, reorganizations, recapitalizations, restructurings, financings (debt or equity) or refinancings; (xxxvi) manufacturing or process development, clinical trial or research objectives; and (xxxvii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

(mm) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-

wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board shall appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and/or the award of an annual cash incentive under the Company’s Annual Incentive Program; and (10) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(nn) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(oo) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(pp) “Plan” means this Dynavax Technologies Corporation 2011 Equity Incentive Plan.

(qq) “Resignation for Good Reason” means voluntary termination by a Participant from all positions he or she then holds with the Company, which resignation results in a “separation from service” with the Company within the meaning of Treasury Regulation Section 1.409A-1(h), effective within a period of ninety (90) days after the Participant provides written notice to the Company after the initial occurrence of one of the following actions taken without his or her written consent, which written notice must be provided within thirty (30) days after the initial occurrence of one of the following actions, and must reasonably specify the particulars of the action; provided, however, that following the receipt of notice by the Company, the Company shall have a period of thirty (30) days during which to remedy the action giving rise to a Resignation for Good Reason and if such action is materially remedied by the Company during such period, no event giving rise to a right for a Resignation for Good Reason shall be deemed to have occurred:

(i) the assignment to the Participant of any duties or responsibilities that results in a material diminution in the Participant’s employment role in the Company as in effect immediately prior to the date of such actions; provided, however, that mere changes in the Participant’s title or reporting relationships alone shall not constitute a basis for Resignation for Good Reason;

(ii) a greater than twenty percent (20%) aggregate reduction by the Company in the Participant’s annual base salary (that is, a material reduction in base compensation), as in effect immediately prior to the date of such actions; provided that an across-the-board reduction in the salary level of substantially all other individuals in positions similar to the participant’s by the same percentage amount shall not constitute such a salary reduction; or

(iii) a non-temporary relocation of the Participant’s business office to a location that increases Participant’s one way commute by more than thirty-five (35) miles from the location at which the Participant performs duties as of immediately prior to the date of such action.

(rr) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(ss) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(tt) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(uu) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(vv) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ww) “Securities Act” means the Securities Act of 1933, as amended.

(xx) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(yy) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(zz) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(aaa) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(bbb) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(ccc) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

Appendix B

DYNAVAX TECHNOLOGIES CORPORATION

2014 EMPLOYEE STOCK PURCHASE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: APRIL 10, 2014

APPROVED BY THE STOCKHOLDERS: MAY 28, 2014

AMENDED AND RESTATED BY THE BOARD OF DIRECTORS: APRIL 22, 2016

APPROVED BY THE STOCKHOLDERS: [            , 2016]

1.	GENERAL; PURPOSE.

(a) The Plan provides a means by which Eligible Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of Common Stock. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan.

(b) The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

2.	ADMINISTRATION.

(a) The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine how and when Purchase Rights will be granted and the provisions of each Offering (which need not be identical).

(ii) To designate from time to time which Related Corporations of the Company will be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for the administration of the Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.

(iv) To settle all controversies regarding the Plan and Purchase Rights granted under the Plan.

(v) To suspend or terminate the Plan at any time as provided in Section 12.

(vi) To amend the Plan at any time as provided in Section 12.

(vii) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(viii) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.

(c) The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d) All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

(a) Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the maximum number of shares of Common Stock that may be issued under the Plan will not exceed 250,000 shares of Common Stock, which number is the sum of (i) 50,000 shares that were approved at the Company’s 2014 Annual Meeting of Stockholders,1 and (ii) an additional 200,000 shares that were approved at the Company’s 2016 Annual Meeting of Stockholders.

(b) If any Purchase Right granted under the Plan terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.

(c) The stock purchasable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4.	GRANT OF PURCHASE RIGHTS; OFFERING.

(a) The Board may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate and will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering will be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

(b) If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company: (i) each form will apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.

(c) The Board will have the discretion to structure an Offering so that if the Fair Market Value of a share of Common Stock on the first Trading Day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of a share of Common Stock on the Offering Date for that Offering, then (i) that Offering will terminate immediately as of that first Trading Day, and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first Trading Day of such new Purchase Period.

[1]	The 500,000 shares approved at the Company’s 2014 Annual Meeting of Stockholders were adjusted to 50,000 shares pursuant to a 1-for-10 reverse stock split effective November 7, 2014.

5.	ELIGIBILITY.

(a) Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation. Except as provided in Section 5(b), an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event will the required period of continuous employment be equal to or greater than two years. In addition, the Board may provide that no Employee will be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than 20 hours per week and more than five months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code.

(b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right will thereafter be deemed to be a part of that Offering. Such Purchase Right will have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i) the date on which such Purchase Right is granted will be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii) the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Purchase Right under that Offering.

(c) No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.

(d) As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e) Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.

6.	PURCHASE RIGHTS; PURCHASE PRICE.

(a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding 10% of such Employee’s earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering.

(b) The Board will establish one or more Purchase Dates during an Offering on which Purchase Rights granted for that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.

(c) In connection with each Offering made under the Plan, the Board may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant pursuant to such Offering, (ii) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date pursuant to such Offering, (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering, and/or (iv) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date pursuant to such Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under such Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the shares of Common Stock available will be made in as nearly a uniform manner as will be practicable and equitable.

(d) The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will be not less than the lesser of:

(i) an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii) an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

7.	PARTICIPATION; WITHDRAWAL; TERMINATION.

(a) An Eligible Employee may elect to authorize payroll deductions as the means of making Contributions by completing and delivering to the Company, within the time specified in the Offering, an enrollment form provided by the Company. The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Board. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party. If permitted in the Offering, a Participant may begin such Contributions with the first full payroll period beginning on the Offering Date. If permitted in the Offering, a Participant may thereafter decrease (including to zero) or increase his or her Contributions. If specifically provided in the Offering, in addition to making Contributions by payroll deductions, a Participant may make Contributions through payment by cash or check prior to a Purchase Date.

(b) During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a withdrawal form provided by the Company. The Company may impose a deadline before a Purchase Date for withdrawing. Upon such withdrawal, such Participant’s Purchase Right in that Offering will immediately terminate and the Company will distribute to such Participant all of his or her accumulated but unused Contributions without interest. A Participant’s withdrawal from that Offering will have no effect upon his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.

(c) Upon either (i) termination of a Participant’s employment relationship with the Company or a Related Corporation that has been designated as eligible to participate in the Plan or (ii) any other circumstance or event that causes a Participant to no longer be eligible to participate in an Offering, the Company will distribute to such individual all of his or her accumulated but unused Contributions without interest and such individual’s outstanding Purchase Rights under such Offering will terminate immediately (subject to any post-employment participation period required by law).

For purposes of the Plan, the employment relationship will be treated as continuing intact while an individual is on military leave, sick leave or other bona fide leave of absence approved by the Company or a Related

Corporation, if applicable, if the period of such leave does not exceed three months, or if longer, so long as the individual’s right to reemployment with the Company or a Related Corporation, if applicable, is provided either by statute or by contract.

(d) During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant. Purchase Rights are not transferable by a Participant, except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10.

(e) Unless otherwise specified in the Offering, the Company will have no obligation to pay interest on Contributions.

8.	EXERCISE OF PURCHASE RIGHTS.

(a) On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of shares of Common Stock, up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued unless specifically provided for in the Offering.

(b) If any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be held in such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from or is not eligible to participate in such Offering, in which case such amount will be distributed to such Participant after the final Purchase Date without interest. If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one whole share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will not roll over to the next Offering and will instead be distributed in full to such Participant after the final Purchase Date of such Offering without interest.

(c) No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If, on a Purchase Date, the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in material compliance, except that the Purchase Date will in no event be more than 6 months from the Offering Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in material compliance with all applicable laws, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed to the Participants without interest.

9.	COVENANTS OF THE COMPANY.

The Company will seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Purchase Rights and issue and sell shares of Common Stock thereunder. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Common Stock upon exercise of such Purchase Rights.

10.	DESIGNATION OF BENEFICIARY.

(a) The Company may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any shares of Common Stock and/or Contributions from the Participant’s account under the Plan if the Participant dies before such shares and/or Contributions are delivered to the Participant. If a Participant is married and the designated beneficiary is not the Participant’s spouse, the Company may require spousal consent for such designation to be effective. The Company may, but is not obligated to, permit the Participant (subject to spousal consent, if applicable and required by the Company) to change such designation of beneficiary. Any such designation and/or change must be on a form approved by the Company.

(b) If a Participant dies, and in the absence of a valid beneficiary designation, the Company will deliver any shares of Common Stock and/or Contributions to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or Contributions to the Participant’s spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.

(a) In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights; and (iii) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. The Board will make these adjustments, and its determination will be final, binding and conclusive.

(b) In the event of a Corporate Transaction, the surviving or acquiring corporation (or the surviving or acquiring corporation’s parent or subsidiary company) will assume or continue outstanding Purchase Rights or will substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption, continuation or substitution, to shorten any Offerings then in progress by setting a new Purchase Date prior to the Corporate Transaction (the “New Purchase Date”). If the Board sets a New Purchase Date pursuant to the preceding sentence, then the Board will notify each Participant in writing, at least ten (10) business days prior to the New Purchase Date, that the Purchase Date for the Participant’s outstanding Purchase Rights has been changed to the New Purchase Date and that either:

(i) the Participant’s outstanding Purchase Rights will be exercised automatically on the New Purchase Date, unless the Participant withdraws from the applicable Offering prior to the New Purchase Date in accordance with Section 7(b), and such Purchase Rights will terminate immediately after such exercise; or

(ii) in lieu of such exercise, the Company will pay to the Participant on the New Purchase Date an amount in cash, cash equivalents, or property as determined by the Board that is equal to the difference in the Fair Market Value of the shares of Common Stock subject to the Participant’s outstanding Purchase Rights on the New Purchase Date and the applicable exercise price due had such Purchase Rights been exercised automatically under Section 11(b)(i) above, and such Purchase Rights will terminate immediately after such payment.

12.	AMENDMENT, TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by applicable law or listing requirements, including any amendment that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to become Participants and receive Purchase Rights, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of awards available for issuance under the Plan, but in each of (i) through (v) above only to the extent stockholder approval is required by applicable law or listing requirements.

(b) The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(c) Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including, without limitation, any such regulations or other guidance that may be issued or amended after the date the Plan is adopted by the Board, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. To be clear, the Board may amend outstanding Purchase Rights without a Participant’s consent if such amendment is necessary to ensure that the Purchase Right and/or the Plan complies with the requirements of Section 423 of the Code.

Notwithstanding anything in the Plan or any Offering Document to the contrary, the Board will be entitled to: (i) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; (ii) permit Contributions in excess of the amount designated by a Participant in order to adjust for mistakes in the Company’s processing of properly completed Contribution elections; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Contributions; (iv) amend any outstanding Purchase Rights or clarify any ambiguities regarding the terms of any Offering to enable the Purchase Rights to qualify under and/or comply with Section 423 of the Code; and (v) establish other limitations or procedures as the Board determines in its sole discretion advisable that are consistent with the Plan. The actions of the Board pursuant to this paragraph will not be considered to alter or impair any Purchase Rights granted under an Offering as they are part of the initial terms of each Offering and the Purchase Rights granted under each Offering.

13.	EFFECTIVE DATE OF PLAN.

The Plan will become effective on the date of the annual meeting of stockholders of the Company held in 2014, provided the Plan is approved by the Company’s stockholders at such meeting. No Purchase Rights will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted (or if required under Section 12(a), materially amended) by the Board.

14.	MISCELLANEOUS PROVISIONS.

(a) Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.

(b) A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(c) The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering will in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

(d) The provisions of the Plan will be governed by the laws of the State of California without resort to that state’s conflicts of laws rules.

15.	DEFINITIONS.

As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Board” means the Board of Directors of the Company.

(b) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the date the Plan is adopted by the Board without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(c) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(d) “Committee” means a committee of one or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).

(e) “Common Stock” means the common stock of the Company.

(f) “Company” means Dynavax Technologies Corporation, a Delaware corporation.

(g) “Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

(h) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations);

(iii) the complete liquidation or dissolution of the Company;

(iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger but excluding any such transaction or series of related transactions that the Board determines will not be a Corporate Transaction; or

(v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Board determines will not be a Corporate Transaction.

(i) “Director” means a member of the Board.

(j) “Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(k) “Employee” means any person, including an Officer or Director, who is “employed” for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(l) “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

(n) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith in compliance with applicable laws and in a manner that complies with Section 409A of the Code.

(o) “Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Board for that Offering.

(p) “Offering Date” means a date selected by the Board for an Offering to commence.

(q) “Officer” means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act.

(r) “Participant” means an Eligible Employee who holds an outstanding Purchase Right.

(s) “Plan” means this Dynavax Technologies Corporation 2014 Employee Stock Purchase Plan.

(t) “Purchase Date” means one or more dates during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.

(u) “Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date, and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(v) “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(w) “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(x) “Securities Act” means the Securities Act of 1933, as amended.

(y) “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including but not limited to the NYSE, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or any successors thereto, is open for trading.

DYNAVAX TECHNOLOGIES CORPORATION

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E09657-P72330

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DYNAVAX TECHNOLOGIES CORPORATION

For All Withhold All For All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends a vote FOR the listed nominees:

1. Election of Directors

Nominees:

01) Dennis A. Carson, M.D.

02) Eddie Gray

03) Laura Brege

The Board of Directors recommends a vote FOR proposals 2, 3, 4 and 5.

For Against Abstain

2. To amend and restate the Dynavax Technologies Corporation 2011 Equity Incentive Plan to, among other things, increase the aggregate number of shares of common stock authorized for issuance under that plan by 3,200,000, and to approve the award limits and other terms applicable to awards intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code.

3. To amend and restate the Dynavax Technologies Corporation 2014 Employee Stock Purchase Plan to increase the aggregate number of shares of common stock authorized for issuance under that plan by 200,000.

4. To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement.

5. To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016.

NOTE: To conduct any other business properly brought before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]

Date Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

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E09658-P72330

DYNAVAX TECHNOLOGIES CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DYNAVAX TECHNOLOGIES CORPORATION

FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

May 31, 2016

The undersigned stockholder of DYNAVAX TECHNOLOGIES CORPORATION, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 26, 2016 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and hereby appoints Eddie Gray and Michael Ostrach, or either of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2016 Annual Meeting of Stockholders of the Company to be held on May 31, 2016 at 9:00 a.m., Pacific Time, at the Company’s offices at 2929 Seventh Street, Suite 100, Berkeley, California, and at any postponement or adjournment thereof, and to vote all shares of common stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set on the reverse side.

THE PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED IN FAVOR OF THE COMPANY’S PROPOSALS AS LISTED ON THE REVERSE SIDE, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side